Exhibit 10.52

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Strategic Collaboration and LICENSE AGREEMENT

among,

ELI LILLY AND COMPANY,

MeiraGTx Ocular UK Limited,

MEIRAGTX LIMITED

and

MeiraGTx UK II Limited

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

Strategic COLLABORATION and LICENSE AGREEMENT

This STRATEGIC COLLABORATION AND LICENSE AGREEMENT (“Agreement”) is entered into as of November 7, 2025 (the “Effective Date”) by and among, on the one hand, MeiraGTx Ocular UK Limited, a corporation organized and existing under the laws of England and Wales and having an address at 92 Britannia Walk, London, N1 7NQ UK (“MeiraGTx Ocular”), MeiraGTx Limited, a corporation organized and existing under the laws of England and Wales and having an address at 92 Britannia Walk, London, N1 7NQ UK (“MeiraGTx Parent”) and MeiraGTx UK II Limited, a corporation organized and existing under the laws of England and Wales and having an address at 92 Britannia Walk, London, N1 7NQ UK (“MeiraGTx UK II,” and together with MeiraGTx Parent and MeiraGTx Ocular, collectively “MeiraGTx”), and, on the other hand, ELI LILLY AND COMPANY, a corporation organized and existing under the laws of Indiana, with its principal business office located at Lilly Corporate Center, Indianapolis, Indiana 46285, U.S.A. (“Lilly”). Lilly and MeiraGTx are each hereafter referred to individually as a “Party” and together as the “Parties.”

Whereas, MeiraGTx Ocular is a clinical-stage genetic medicine company pursuing genetic therapies for both rare and prevalent diseases;

Whereas, Lilly is a pharmaceutical company engaged in the research, development, manufacturing, marketing and distribution of pharmaceutical products, including therapeutic products;

Whereas, MeiraGTx desires to license to Lilly Gene Therapy Product IP to exploit Gene Therapy Products;

Whereas, MeiraGTx desires to license to Lilly Capsid-Specific IP, Promoter-Specific IP and Other MeiraGTx IP to exploit Capsid Products and Promoter Products; and

Whereas, in connection with the AIPL1 Product, the FDA may issue a Priority Review Voucher (as defined below), and MeiraGTx and Lilly agree that such AIPL1 PRV [***], and this Agreement contains rights and obligations of each Party intended to give effect to such;

Now, Therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

DEFINITIONS

Capitalized terms used in this Agreement and the Exhibits hereto shall have the following meanings (or as defined elsewhere in this Agreement), in each case, as may be conjugated herein:

1.1“Acquirer” is defined in the definition of “Change of Control.”

1.2“Affiliate” means, with respect to any Person, any entity that, at the relevant time (whether as of the Effective Date or thereafter), directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, for so long as such control exists. As used in this Section 1.2 (Affiliate), “control” means: (a) to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect ownership of [***] the voting share capital or other equity interest in such entity.

1.3“Agreement” is defined in the Preamble.

1.4“AIPL1” means aryl hydrocarbon receptor interacting protein like 1 with Ensembl Gene ID: ENSG00000129221.

1.5“AIPL1 Product” means (a) any product developed by or on behalf of MeiraGTx or its Affiliates which is intended to express or actually expresses the AIPL1 gene in the eye, alone or in combination with one or more other active ingredients, in any and all forms, presentations, delivery systems, dosages, and formulations and (b) any improvement, modification, derivative, or variant thereof that (A) is researched or developed by or on behalf of Lilly or any of its Affiliates (solely or jointly with MeiraGTx or any of its Affiliates) during the Term while such Person is performing its obligations or exercising its rights hereunder and (B) uses or incorporates applicable Gene Therapy Product Know-How that is the confidential information of and is proprietary to MeiraGTx or any of its Affiliates.

1.6“AIPL1 PRV” is defined in Section 3.9 (AIPL1 PRV).

1.7[***].

1.8“AIPL1 PRV Milestone Event” is defined in Section 6.2 (AIPL1 PRV Milestone Payment).

1.9“AIPL1 PRV Milestone Payment” is defined in Section 6.2 (AIPL1 PRV Milestone Payment).

1.10[***].

1.11“Applicable Laws” means the applicable provisions of any and all federal, national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, guidelines or requirements, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, or permits of or from any court, arbitrator, Regulatory Authority, Governmental Authority, taxing authority, national securities exchange or exchange listing organization having jurisdiction over or related to the relevant subject item that may be in effect from time to time. For the avoidance of doubt, Applicable Laws include all applicable data protection and privacy laws.

1.12“Biosimilar Product” means, with respect to an Economic-Bearing Program Product, and on a Economic-Bearing Program Product-by-Economic-Bearing Program Product and country-by-country basis, any product (including a “generic product,” “biogeneric,” “follow-on biologic,” “follow-on biological product,” “follow-on protein product,” “similar biological medicinal product,” or “biosimilar product”) sold by a Third Party that is not a Sublicensee of Lilly or its Affiliates and did not purchase such product in a chain of distribution that included Lilly or any of its Affiliates or Sublicensees (a) whose licensing, approval, or marketing authorization relies in whole or in part on (i) a prior Marketing Approval granted for such Economic-Bearing Program Product or (ii) any data included in a prior Marketing Approval granted for such Economic-Bearing Program Product, and (b) that is determined by the applicable Governmental Authority to be biosimilar to or interchangeable with such Economic-Bearing Program Product, as set forth at 42 U.S.C. 262(k) in the United States or similar Applicable Laws in the relevant country.

1.13“BLA” is defined in the definition of “Marketing Approval Application.”

1.14[***].

1.15[***].

1.16“Business Day” means any day, other than any Saturday, Sunday, or any day that banks are authorized or required to be closed in: (a) Indianapolis, Indiana, or (b) Redwood City, California.

1.17“Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31 of any Calendar Year, except that the first Calendar Quarter of the Term will commence on the Effective Date, and the last Calendar Quarter of the Term will end on the effective date of the termination or expiration of this Agreement.

1.18“Calendar Year” means each respective period of twelve (12) consecutive months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term will commence on the Effective Date, and the last Calendar Year of the Term will end on the effective date of the termination or expiration of this Agreement.

1.19“Capsid Product” means, for a given Exclusive Capsid Target, any product that incorporates or uses Capsid Technology and is directed to such Exclusive Capsid Target, in any and all forms, presentations, delivery systems, dosages, and formulations. Notwithstanding the foregoing, no Gene Therapy Product shall be deemed to be a Capsid Product, even if it incorporates or uses Capsid Technology for purposes of Article VI (Fees, Royalties, & Payments).

1.20“Capsid Product Milestone Event” is defined in Section 6.3.2 (Capsid Product Milestone Payments).

1.21“Capsid Product Milestone Payment” is defined in Section 6.3.2 (Capsid Product Milestone Payments).

1.22“Capsid Product Royalty” is defined in Section 6.4.3(b) (Capsid Products).

1.23“Capsid Product Royalty Term” is defined in Section 6.4.1(b) (Capsid Products).

1.24“Capsid-Specific IP” means Capsid-Specific Know-How and Capsid-Specific Patents.

1.25“Capsid-Specific Know-How” means any Know-How, [***], that is Controlled by MeiraGTx or any of its Affiliates on the Effective Date or during the Term that specifically relates to Capsid Technology.

1.26“Capsid-Specific Patent” means any Patent that is Controlled by MeiraGTx or any of its Affiliates on the Effective Date or during the Term that (a) Covers Capsid-Specific Know-How or Capsid Technology and (b) [***].

1.27“Capsid Technology” means the proprietary capsids (a) Controlled by MeiraGTx or any of its Affiliates prior to the Effective Date or (b) owned, identified or Created by MeiraGTx or any of its Affiliates [***], in each case ((a) and (b)), relating to or useful in the field of ophthalmology. The Capsid Technology existing as of the Effective Date is described on Schedule 1.27 (Capsid Technology).

1.28“Change of Control” means:

a.

with respect to each of Lilly, MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable: (i) the acquisition by a Third Party, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than [***] of the outstanding voting equity securities of such Person; (ii) a merger or consolidation involving such Person, as a result of which a Third Party acquires direct or indirect beneficial ownership of more than [***] of the voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (iii) a sale of [***] of the assets of such Person in one transaction or a series of related transactions to a Third Party. The acquiring or combining Third Party in any of (i), (ii) or (iii), and any of such Third Party’s Affiliates (whether in existence as of or any time following the applicable transaction, but other than the acquired Person and its Affiliates as in existence prior to the applicable transaction or Affiliates it controls after the applicable transaction) are referred to collectively herein as the “Acquirer.”

b.

with respect to the acquisition of any of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable, by a Special Acquiror, whether in one transaction or a series of related transactions, in addition to the items in Section 1.28(a) (Change of Control), the acquisition of: (i) [***] of the board of directors or equivalent governing body of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable; (ii) direct or indirect beneficial ownership of [***] of the outstanding voting equity securities of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable; (iii) the ability to cause [***] of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable; or (iv) [***] of the assets of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable, related to the transactions contemplated by this Agreement; in which case such Special Acquiror and its Affiliates (other than MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, and their respective Affiliates in existence prior to the applicable transaction) shall also be considered an Acquirer.

1.29“Change of Control Notice” is defined in Section 13.8.1 (Notification of Change of Control).

1.30“Claim” is defined in Section 9.1.1 (By MeiraGTx).

1.31“Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, or any post-Marketing Approval human clinical trial, as applicable.

1.32“CMC” means all activities (including the generation of CMC Information) necessary to support the Development, Manufacture or Commercialization of a Program Product (or other compound, product or therapy, as the context requires), including formulation, process development, process qualification and validation, scale-up, analytic development and validation, product characterization, drug substance, finished product, stability testing, quality assurance, and quality control.

1.33“CMC Information” means, with respect to a given Program Product, as applicable, MeiraGTx’s confidential or proprietary Know-How disclosed hereunder to Lilly or its Affiliates relating to Chemistry and Manufacturing Controls (CMC) for such Program Product, as applicable.

1.34“Code” is defined in Section 11.7 (Bankruptcy Code).

1.35“Combination Product” is defined in the definition of “Net Sales”.

1.36“Commercialization” means any and all activities directed to the offering for sale and sale of a Program Product (or other compound, product or therapy, as the context requires) including: (a) activities directed to marketing, promoting, detailing, distributing, importing, exporting, preparing for sale, selling and offering to sell that Program Product or other compound, product or therapy, following receipt of Marketing Approval; (b) conducting Clinical Trials after Marketing Approval of a Program Product, or other product or therapy; (c) interacting with Regulatory Authorities regarding the foregoing; and (d) seeking Regulatory Approvals (as applicable) for and registration of that Program Product, or other product or therapy (i.e., other than Marketing Approval, which is addressed within “Development”) in the Field in the Territory. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.37“Commercially Reasonable Efforts” means, with respect to the performance of Development, Manufacturing, Commercialization or other Exploitation activities with respect to a compound or product [***].

1.38“Competing Program” is defined in Section 5.3.1 (Acquisition of Existing Competing Program).

1.39“Confidential Proprietary Information” is defined in Section 10.1.1 (Confidential Proprietary Information).

1.40“Confidentiality Agreement” means that certain Confidential Disclosure Agreement between the Lilly and MeiraGTx TopCo, dated [***].

1.41[***].

1.42“Control” or “Controlled” means, with respect to any Know-How, Patent, or other intellectual property right, that a Party has the legal authority or right (whether by ownership, license, or otherwise) to grant to the other Party a license, covenant not to sue, sublicense, access, or right to use (as applicable) under such Know-How, Patent, or other intellectual property right, on the terms and conditions set forth herein, in each case, without violating any obligations of the granting Party owed to a Third Party or breaching the terms of any agreement with a Third Party; provided, that (a) a Party and its Affiliates will be deemed not to Control any Know-How, Patent or other intellectual property rights that are controlled by an Acquirer, unless and until such Know-How, Patent or other intellectual property right is used in connection with this Agreement; and (b) subject to Section 4.7 (New MeiraGTx In-License Agreements), MeiraGTx and its Affiliates will not be deemed to Control any Know-How, Patent or intellectual property right, including any capsid or promoter, that MeiraGTx or any of its Affiliates first obtains rights with respect thereto from a Third Party after the Effective Date.

1.43“Cover” means, with respect to a particular subject matter at issue and a relevant Patent, that one or more claims of such Patent would be infringed, absent ownership of or a license under such Patent, by the Exploitation of such subject matter (considering claims of patent applications to be issued as then pending).

1.44“Created” means invented, discovered, developed, created, made, conceived or reduced to practice.

1.45“Development” or “Develop” means any and all activities directed to the non-clinical and clinical drug development activities that are necessary or useful to obtain Marketing Approvals for a Program Product (or other compound, product or therapy, as the context requires) including discovery, research, characterization, nonclinical studies, Clinical Trials and the preparation and filing of Regulatory Filings and all regulatory affairs related to the foregoing. When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning. For clarity, “Development” shall not include any Commercialization activities.

1.46“Disclosing Party” is defined in Section 10.1.2 (Restrictions).

1.47“Dispute” is defined in Section 12.2 (Disputes).

1.48“Divestiture” is defined in Section 5.3.1 (Acquisition of Existing Competing Program).

1.49“Dollar” means a U.S. dollar, and “$” is to be interpreted accordingly.

1.50“Economic-Bearing Capsid Product” means any Capsid Product that (a) uses or incorporates (i) Capsid-Specific Know-How or (ii) Capsid Technology, in each case (i) and (ii), that is the confidential information of and is proprietary to MeiraGTx or any of its Affiliates or (b) is Covered by a Capsid-Specific Patent.

1.51“Economic-Bearing Program Product” means any Gene Therapy Product, Economic-Bearing Capsid Product or Economic-Bearing Promoter Product.

1.52“Economic-Bearing Promoter Product” means any Promoter Product that (a) uses or incorporates (i) Promoter-Specific Know-How or (ii) Promoter Technology, in each case (i) and (ii), that is the confidential information of and is proprietary to MeiraGTx or any of its Affiliates or (b) is Covered by a Promoter-Specific Patent.

1.53“Effective Date” is defined in the introductory paragraph of this Agreement.

1.54“EMA” means the European Medicines Agency or any successor agency thereto in the E.U. having substantially the same function.

1.55[***].

1.56“E.U.” means the European Union, as comprised as of the date of inquiry, provided that solely for the purposes of this Agreement, E.U. shall be deemed to include the United Kingdom.

1.57[***].

1.58“Exclusive Capsid Target” means all Targets designated by Lilly as Exclusive Capsid Targets in accordance with Article II (Target Selection [***]).

1.59“Exclusive Promoter Target” means all Targets designated by Lilly as Exclusive Promoter Targets in accordance with Article II (Target Selection [***]).

1.60“Exclusive Target” means any Exclusive Capsid Target or Exclusive Promoter Target.

1.61“Exclusive Target Designation Period” is defined in Section 2.1 (Target Designation).

1.62“Executive Officers” means (a) with respect to MeiraGTx, [***], and (b) with respect to Lilly, [***], in each case (a) and (b) or any other person that such person described in the foregoing (a) or (b) designates from time to time that has adequate decision-making authority to make the applicable decision or resolve the applicable Dispute.

1.63“Existing Patents” is defined in Section 8.2.3 (Existing Intellectual Property).

1.64“Exploit” or “Exploitation” means, as applicable, to do any or all of researching, Developing, Manufacturing, having Manufactured, using, having used, Commercializing or otherwise exploiting.

1.65“FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.66“FDA Approval Letter” means an approval letter issued by the FDA approving the Subject BLA and granting the corresponding priority review voucher.

1.67“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, together with any rules, regulations, and requirements promulgated thereunder.

1.68“Field” means any and all uses, including, any and all uses for the diagnosis, prevention, amelioration, and treatment of any disease or medical condition in humans and animals. [***].

1.69“Firewall Information” is defined in the definition of “Firewalls.”

1.70“Firewall Period” means (a) in the case of a Change of Control of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II in which the Acquirer of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable, has a Competing Program or later acquires or initiates a Competing Program, the period commencing on [***]; and (b) in the case of a Change of Control of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable, in which the Acquirer is a Special Acquiror, the period commencing on [***].

1.71“Firewalls” means effective walls and screens established between MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II and each of their respective pre-Change of Control Affiliates, on the one hand, and on the other hand an Acquirer of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable, to ensure that [***]. For purposes of this definition, “Firewalls” shall include walls and screens (whether technical or physical) between [***]. Notwithstanding the foregoing, executive officers or members of the board of directors of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable (i.e., whichever such entity underwent the applicable Change of Control), but no other personnel, including employees, consultants or contractors, may receive, access or use Firewall Information solely to the extent necessary to ensure (I) compliance with this Agreement or Applicable Laws or (II) conduct portfolio reviews.

1.72“First Commercial Sale” means, with respect to a Program Product and a country, the first sale of such Program Product by Lilly (or its Affiliates or their Sublicensees) to a Third Party for end use or consumption of such Program Product in such country after Marketing Approval required to market and sell the Program Product has been granted with respect to such Program Product in such country. For purposes of clarity, the term “First Commercial Sale” as used in this Agreement shall not include: (a) sales at or below cost for purposes of testing any Program Product prior to Marketing Approval, including in connection with Clinical Trials, or of any Program Product samples provided for free or at or below cost; (b) any distribution or other sale solely for so-called treatment investigational new drug sales, named patient sales, compassionate or emergency use sales, under an early or expanded access program, or pre-license sales, in each case described under this subclause (b), provided that such Program Product is distributed without charge or sold at or below cost; or (c) any sale of a Program Product by Lilly to its Affiliate (or their Sublicensees), so long as there is a subsequent resale of the Program Product by such Affiliate or Sublicensee planned at the time of such sale by Lilly to its Affiliate (or their Sublicensees).

1.73“Force Majeure Event” is defined in Section 13.11 (Force Majeure).

1.74“FTE” means the equivalent of a full-time employee’s work performing activities under this Agreement which is at least [***] per Calendar Year. If any such individual works partially on activities under this Agreement and partially on other work in a Calendar Quarter, then the “FTE” to be attributed to such individual’s work hereunder shall be calculated based upon the percentage of such individual’s total work time in such Calendar Quarter that such individual spent conducting activities under this Agreement based on [***] per Calendar Year, applied consistently throughout the Calendar Year. Overtime, and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. For clarity, no individual person can ever constitute more than a single FTE.

1.75“FTE Rate” means the rate of FTE costs incurred by a Party, which for the purposes of this Agreement is deemed to be [***]. The FTE Rate includes costs of [***].

1.76“Gene Therapy Product” means any AIPL1 Product, [***] Product or [***] Product, as applicable.

1.77“Gene Therapy Product IP” means, for a given Gene Therapy Product, all Gene Therapy Product Know-How and Gene Therapy Product Patents.

1.78“Gene Therapy Product Know-How” means, for a given Gene Therapy Product, any Know-How, [***], that is Controlled by MeiraGTx or any of its Affiliates on the Effective Date or during the Term that is necessary or reasonably useful to Exploit such Gene Therapy Product.

1.79“Gene Therapy Product Milestone Event” is defined in Section 6.3.1 (Gene Therapy Product Milestone Payments).

1.80“Gene Therapy Product Milestone Payment” is defined in Section 6.3.1 (Gene Therapy Product Milestone Payments).

1.81“Gene Therapy Product Patent” means, for a given Gene Therapy Product, any Patent that is Controlled by MeiraGTx or any of its Affiliates on the Effective Date or during the Term that (a) Covers applicable Gene Therapy Product Know-How or (b) is otherwise necessary or reasonably useful to Exploit such Gene Therapy Product [***]. The Gene Therapy Product Patents existing as of the Effective Date are set forth on Schedule 1.81 (Gene Therapy Product Patents).

1.82“Gene Therapy Product Royalty” is defined in Section 6.4.3(a) (Gene Therapy Products).

1.83“Gene Therapy Product Royalty Term” is defined in Section 6.4.1(a) (Gene Therapy Products).

1.84“Good Clinical Practices” or “GCPs” means all applicable current Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (a) as set forth in the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (“ICH”) Guideline for Good Clinical Practice E6(R3), as may be amended from time to time, and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2004) – Ethical Principles for Medical Research Involving Human Participants, as last amended by the 75th World Medical Association General Assembly in October 2024, and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 54 (Financial Disclosure by Clinical Investigators), 56 (Institutional Review Boards), 312 (Investigational New Drug Application) and 314 (Application for FDA Approval to Market a New Drug), as may be amended from time to time, and (d) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.85“Good Laboratory Practices” or “GLPs” means the applicable then-current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58, the Council Directive 2004/10/EC, as amended, the principles for Good Laboratory Practice and/or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which a Program Product is Developed, to the extent such standards are not less stringent than United States Good Laboratory Practice.

1.86“Good Manufacturing Practices” or “GMPs” means all applicable current Good Manufacturing Practices including, as applicable: (a) the principles detailed in 21 C.F.R. Parts 4, 210, 211, 601, and 610; (b) Commission Directive 2017/1572/EU, Commission Delegated Regulation (EU) 2017/1569 and Eudralex 4; (c) the principles detailed in the WHO TRS 986 Annex 2, TRS 961 Annex 6, TRS 957 Annex 2, and TRS 999 Annex 2; (d) ICH Q7 guidelines; and (e) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time.

1.87“Good Research Practices” or “GRP” means all applicable current Good Research Practices including, as applicable: (a) the research quality standards defining how Lilly’s research laboratories conduct good science for non-regulated work as set forth in Schedule 1.87 of this Agreement; (b) the Research Quality Association (RQA) 2014 Quality in Research Guidelines for Working in Non-Regulated Research; (c) the WHO Quality Practices in Basic Biomedical Research Guidelines, and (d) the equivalent Applicable Laws if any, in any relevant country, each as may be amended and applicable from time to time.

1.88“Government Official” is defined in Section 8.5.8 (Prohibited Conduct).

1.89“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, and any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.90“Hybrid Capsid Patent” means any Patent that is Controlled by MeiraGTx or any of its Affiliates during the Term that contains one (1) or more claims (a) specifically (i) Covering a Capsid Product or the Exploitation thereof or (ii) reciting an Exclusive Capsid Target (each such claim described in subclause (i) or subclause (ii), a “Lilly Prosecuted Capsid Specific Claim”) and (b) directed to any other particular subject matter, including Capsid Technology generally (each such claim described in subclause (b), a “MeiraGTx Other Hybrid Capsid Specific Claim”).

1.91“Hybrid Patent” means any Hybrid Capsid Patent or Hybrid Promoter Patent, as applicable.

1.92“Hybrid Promoter Patent” means any Patent that is Controlled by MeiraGTx or any of its Affiliates during the Term that contains one (1) or more claims (a) specifically (i) Covering a Promoter Product or the Exploitation thereof or (ii) reciting an Exclusive Promoter Target (each such claim described in subclause (i) or subclause (ii), a “Lilly Prosecuted Promoter Specific Claim”) and (b) directed to any other particular subject matter, including Promoter Technology generally (each such claim described in subclause (b), a “MeiraGTx Other Hybrid Promoter Specific Claim”).

1.93“ICH” is defined in Section 1.84 (Good Clinical Practices).

1.94“Improvement IP” means any Improvement Know-How or Improvement Patent.

1.95“Improvement Know-How” means any Invention that (a) [***] (b) is Created by or on behalf of a Party or any of its Affiliates (whether solely or jointly with the other Party or any of its Affiliates) through the use or incorporation of [***], and (c) [***].

1.96“Improvement Patents” means any Patent that [***] and that is Controlled by the applicable Party or its Affiliates.

1.97“IND” means an investigational new drug application filed with the FDA or any similar application filed with a Regulatory Authority in a country outside the U.S. required to commence and conduct Clinical Trials of a product in such country.

1.98“Indemnitee” is defined in Section 9.1.3 (Procedure).

1.99“Indemnitor” is defined in Section 9.1.3 (Procedure).

1.100“Inflation Reduction Act” or “IRA” means P.L. 117-169 (Aug. 16, 2022), as codified at 42 U.S.C. § 1320f, 42 U.S.C. § 1395w-3a and 42 U.S.C. § 1395w-114a (inter alia), as it may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.101“Infringement” is defined in Section 7.3.1 (Notice).

1.102“Initiation” means, with respect to a Clinical Trial, the [***] dosing of the [***] human subject in such Clinical Trial.

1.103“Internal Compliance Codes” means, with respect to a Party, such Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Party Specific Regulations, and such Party’s internal ethical, medical and similar standards.

1.104“Inventions” means all discoveries, developments, processes, methods, formulations, compositions of matter, articles of manufacture, materials, improvements, modifications, derivatives, variants, and inventions, whether or not patentable, that are Created by or on behalf of a Party or any of its Affiliates (whether solely or jointly with the other Party or any of its Affiliates) during the Term in the course of performing activities under this Agreement, together with all intellectual property rights therein.

1.105“Joint IP” means all Joint Know-How and Joint Patents.

1.106“Joint Know-How” means all Know-How that is Created by or on behalf of, on the one hand, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II or any of their respective Affiliates and, on the other hand Lilly or any of its Affiliates (including, in each case, jointly with any Third Party), jointly in the course of performing any activity in connection with this Agreement.

1.107“Joint Patent” means any Patent that Covers any Joint Know-How.

1.108[***].

1.109“[***] Product” means (a) any product developed by or on behalf of MeiraGTx or its Affiliates which [***], alone or in combination with one or more other active ingredients, in any and all forms, presentations, delivery systems, dosages, and formulations and (b) any improvement, modification, derivative, or variant thereof that (A) is researched or developed by or on behalf of Lilly or any of its Affiliates (solely or jointly with MeiraGTx or any of its Affiliates) during the Term while such Person is performing its obligations or exercising its rights hereunder and (B) uses or incorporates applicable Gene Therapy Product Know-How that is the confidential information of and is proprietary to MeiraGTx or any of its Affiliates.

1.110“Know-How” means any non-public proprietary scientific or technical information, inventions, discoveries, results and data of any type whatsoever, in any tangible or intangible form, including non-public inventions, discoveries, databases, safety information, practices, methods, instructions, techniques, processes, drawings, documentation, specifications, formulations, formulae, knowledge, know-how, trade secrets, materials, skill, experience, test data and other non-public information and technology applicable to formulations, compositions or products or to their Exploitation or to methods of assaying or testing them, including pharmacological, pharmaceutical, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, Personal Information, physical and analytical, safety, quality control data, manufacturing, and stability data, materials, studies and procedures, and manufacturing process and development information, results and data.

1.111“Lilly” is defined in the Preamble.

1.112“Lilly Background Know-How” means any Know-How that Lilly or any of its Affiliates: (a) Controls as of the Effective Date; or (b) comes to Control outside the scope of the Agreement.

1.113“Lilly Background Patent” means any Patent that Lilly or any of its Affiliates (a) Controls as of the Effective Date, or (b) comes to Control outside the scope of the Agreement.

1.114“Lilly Indemnitee” is defined in Section 9.1.1 (By MeiraGTx).

1.115“Lilly Prosecuted Capsid Patents” means any [***].

1.116“Lilly Prosecuted Capsid Specific Claim” is defined in the definition of “Hybrid Capsid Patent.”

1.117“Lilly Prosecuted Patents” is defined in Section 7.2.1(a) (Lilly as the Prosecuting Party).

1.118“Lilly Prosecuted Promoter Patents” means any [***].

1.119“Lilly Prosecuted Promoter Specific Claim” is defined in the definition of “Hybrid Promoter Patent.”

1.120“Lilly Riboswitch Ophthalmology Transaction Notice” is defined in Section 4.8 (Riboswitch Ophthalmology ROFN).

1.121“Losses” is defined in Section 9.1.1 (By MeiraGTx).

1.122“MAA” is defined in the definition of “Marketing Approval Application.”

1.123“Manufacture” and “Manufacturing” means any and all activities related to the production, manufacture, formulation, finishing, packaging, labeling, shipping and holding of any Program Product, or other compound, product or therapy, or any component, intermediary or precursor thereof (including, for clarity, expression vectors, cell lines, culture media and feeds), and including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture, quality assurance and quality control (including testing).

1.124“Manufacturing Process” is defined in Section 3.4.1(i) (Manufacturing Process Transfer).

1.125“Manufacturing Technology Transfer” is defined in Section 3.4.1(ii) (Manufacturing Process Transfer).

1.126“Marketing Approval” means approval of a Marketing Approval Application by the applicable Regulatory Authority. For clarity, Marketing Approval shall include accelerated approval by the FDA, conditional approval by the European Commission, approval under exceptional circumstances, and analogous forms of marketing approval granted by other applicable Regulatory Authorities.

1.127“Marketing Approval Application” means: (a) a New Drug Application (as more fully defined in 21 CFR Part 314) filed with the FDA, or any successor application thereto in the U.S. (“NDA”); (b) a Biologics License Application (as more fully defined in 21 CFR Part 601) filed with the FDA, or any successor application thereto in the U.S. (“BLA”); (c) an application for authorization to market or sell a pharmaceutical product submitted to a Regulatory Authority in any country or jurisdiction other than the U.S., including, with respect to the EU, a marketing authorization application filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in the European Economic Area with respect to the decentralized procedure, mutual recognition or any national approval procedure (“MAA”); (d) with respect to any product for which an NDA, BLA, or MAA has been approved by the applicable Regulatory Authority, an application to supplement or amend such NDA, BLA or MAA to expand the approved label for such pharmaceutical product to include use of such pharmaceutical product for an additional indication or condition of use; or (e) any application with Regulatory Authorities outside of the U.S. and EU or European Economic Area that corresponds to any of the applications described in (a)-(d) above; and in each case including supplements and amendments to any of the applications described in (a)-(e) above.

1.128“MeiraGTx” is defined in the Preamble.

1.129“MeiraGTx Background Know-How” means any Know-How that MeiraGTx or any of its Affiliates: (a) Controls as of the Effective Date; or (b) comes to Control outside the scope of the Agreement.

1.130“MeiraGTx Background Patent” means any Patent that MeiraGTx or any of its Affiliates (a) Controls as of the Effective Date; or (b) comes to Control outside the scope of the Agreement.

1.131[***].

1.132“MeiraGTx Indemnitee” is defined in Section 9.1.2 (By Lilly).

1.133[***].

1.134“MeiraGTx Ocular” is defined in the Preamble.

1.135“MeiraGTx Ophthalmology Target Transaction Process” is defined in Section 2.2.1 (Ophthalmology Target Notice and Designation).

1.136“MeiraGTx Other Hybrid Capsid Specific Claim” is defined in the definition of “Hybrid Capsid Patent.”

1.137“MeiraGTx Other Hybrid Promoter Specific Claim” is defined in the definition of “Hybrid Promoter Patent.”

1.138“MeiraGTx Parent” is defined in the Preamble.

1.139“MeiraGTx Prosecuted Capsid Patents” means any [***].

1.140“MeiraGTx Prosecuted Patents” is defined in Section 7.2.1(b) (MeiraGTx as the Prosecuting Party).

1.141“MeiraGTx Prosecuted Promoter Patents” means any [***].

1.142“MeiraGTx Research Activities” is defined in Section 3.2 (Additional R&D Activities).

1.143“MeiraGTx TopCo” means MeiraGTx Holdings plc, an exempted company incorporated under the laws of the Cayman Islands.

1.144“MeiraGTx Transaction Process” is defined in Section 4.8 (Riboswitch Ophthalmology ROFN).

1.145“MeiraGTx UK II” is defined in the Preamble.

1.146[***].

1.147[***].

1.148[***].

1.149“Milestone Payment” means any AIPL1 PRV Milestone Payment, Gene Therapy Product Milestone Payment, Capsid Product Milestone Payment or Promoter Product Milestone Payment.

1.150“NDA” is defined in the definition of “Marketing Approval Application.”

1.151“Negotiation Cessation Event” is defined in Section 4.8 (Riboswitch Ophthalmology ROFN).

1.152“Negotiation Exercise Notice” is defined in Section 4.8 (Riboswitch Ophthalmology ROFN).

1.153“Net Sales” means, with respect to a given Gene Therapy Product or Economic-Bearing Capsid Product, the gross amount invoiced by Lilly or an Affiliate of Lilly or any Sublicensee thereof to Third Parties, excluding any sublicensee, for such Economic-Bearing Program Product in the Territory, and any applicable recoveries (for clarity, net of expenses) based on loss of sales or profits pursuant to Section 7.3.4 (Allocation of Recoveries), less:

(a)Trade, quantity and cash discounts allowed;

(b)Discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price;

(c)Gene Therapy Product or Economic-Bearing Capsid Product, as applicable, returns and allowances;

(d)That portion of the sales value associated with drug delivery devices;

(e)(i) Any tax imposed on the production, sale, delivery or use of such Gene Therapy Product or Economic-Bearing Capsid Product, including sales, use, excise or value added taxes, or the annual fee imposed on the pharmaceutical manufacturers by the U.S. government or (ii) customs, duties, fees and taxes on the import of a Gene Therapy Product or Economic-Bearing Capsid Product or any drug product and other raw materials used in the manufacture of finished Gene Therapy Product or Economic-Bearing Capsid Product;

(f)Wholesaler inventory management fees;

(g)Allowance for distribution expenses; and

(h)Any other similar and customary deductions which are in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Such amounts shall be determined from the books and records of Lilly or its Affiliate or Sublicensee, maintained in accordance with U.S. GAAP or, in the case of Sublicensees, such similar accounting principles, consistently applied. Lilly further agrees in determining such amounts, it will use Lilly’s then current standard procedures and methodology, including Lilly’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied.

Net Sales will exclude amounts invoiced for Gene Therapy Products or Economic-Bearing Capsid Products by any Settlement Sublicensee pursuant to the applicable settlement agreement.

In the event that a Gene Therapy Product or Economic-Bearing Capsid Product is sold as part of a Combination Product (where “Combination Product” means any pharmaceutical product which comprises a Gene Therapy Product or Economic-Bearing Capsid Product, as applicable, and other active compound(s) or ingredient(s)), the Net Sales of such Economic-Bearing Program Product, for the purposes of determining royalty payments, shall be determined by [***].

In the event that the weighted average sale price of such Economic-Bearing Program Product can be determined but the weighted average sale price of the other active compound(s) or ingredient(s) cannot be determined, Net Sales for purposes of determining royalty shall be [***].

In the event that the weighted average sale price of the other active compound(s) or ingredient(s) can be determined but the weighted average sale price of such Economic-Bearing Program Product cannot be determined, Net Sales for purposes of determining royalty shall be [***].

In the event that the weighted average sale price of both such Economic-Bearing Program Product and the other active compound(s) or ingredient(s)in the Combination Product cannot be determined, [***].

The weighted average sale price for such Economic-Bearing Program Product, other active compound(s) or ingredient(s), or Combination Product shall be calculated once [***] and such price shall be used during all applicable royalty reporting periods for the entire following [***]. When determining the weighted average sale price of a Gene Therapy Product or Economic-Bearing Capsid Product, as applicable, other active compound(s) or ingredient(s), or Combination Product, the weighted average sale price shall be calculated by dividing [***]. In the [***], a [***] will be used for the [***]. Any over or under payment due to a difference between [***] will be paid or credited in the first royalty payment of the following Calendar Year.

1.154“New Third Party IP” is defined in Section 4.7.1(a) (Generally).

1.155“Non-Program IP Infringement Action” is defined in Section 7.3.2 (MeiraGTx Sole Enforcement Rights).

1.156“Ophthalmology Target Transaction” means any commencement or continuation of any program ([***]), direct or indirect acquisition of, grant of rights to develop, commercialize or promote, exclusive or non-exclusive license of, or grant of any option with respect to, any right or asset to a Third Party, in each case, relating to, or reasonably useful in (as reasonably determined by MeiraGTx), the field of ophthalmology and relating to any Target that is not an [***], including with respect to any particular geographic region, either alone or as part of a transaction that includes other assets owned or controlled by MeiraGTx or its Affiliates or relates to other fields of use, that would or may cause such Target, that is not an [***], to be an [***].

1.157“Ophthalmology Target Transaction Notice” is defined in Section 2.2.1 (Ophthalmology Target Notice and Designation).

1.158“Other MeiraGTx IP” means Other MeiraGTx Know-How and Other MeiraGTx Patents.

1.159“Other MeiraGTx Know-How” means, for a given Capsid Product or Promoter Product, any Know-How, other than Capsid-Specific Know-How, Promoter-Specific Know-How [***], that is Controlled by MeiraGTx or any of its Affiliates on the Effective Date or during the Term that is necessary or reasonably useful to Exploit the applicable Capsid Technology or Promoter Technology.

1.160“Other MeiraGTx Patent” means, for a given Capsid Product or Promoter Product, any Patent, other than a Capsid-Specific Patent or a Promoter-Specific Patent, that is Controlled by MeiraGTx or any of its Affiliates on the Effective Date or during the Term that (a) (i) Covers any Other MeiraGTx Know-How or (ii) is otherwise necessary or reasonably useful to Exploit the applicable Capsid Technology or Promoter Technology and (b) [***].

1.161“Owned Existing Patents” means the Existing Patents owned by MeiraGTx or any of its Affiliates.

1.162“Party” and “Parties” is defined in the Preamble.

1.163“Party Specific Regulations” is defined in Section 8.5.2 (Compliance with Party Specific Regulations).

1.164“Patents” means: (a) pending patent applications, including provisional or non-provisional applications, issued patents, utility models and designs; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (c) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, including in any country of the world.

1.165“Payload” means any payload molecule, including nucleic acid molecules, intended for the diagnosis, prevention, amelioration, and treatment of any disease or medical condition in humans or animals.

1.166“Payment” is defined in Section 6.10.2 (Payment of Tax).

1.167“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

1.168“Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information” or “PII”) provided by Applicable Laws, or by a Party in any of its own privacy policies, notices or contracts, all information that identifies, could be used to identify, or is otherwise associated with an individual person, whether or not such information is associated with an identified individual person.

1.169“Phase I Clinical Trial” means a human clinical trial of a Program Product in any country that satisfies the requirements of 21 C.F.R. § 312.21(a) (or its successor regulation or the non-United States equivalent thereof in any other jurisdiction) and is designed primarily to assess the safety of such Program Product in patients.

1.170“Phase II Clinical Trial” means a clinical trial of a Program Product in any country that satisfies the requirements of 21 C.F.R. § 312.21(b) (or its successor regulation or the non-United States equivalent thereof in any other jurisdiction) and is intended to explore one or more doses, dose response, and duration of effect, and to generate initial evidence of clinical activity and safety of such Program Product in the target patient population.

1.171“Phase III Clinical Trial” means a clinical trial of a Program Product in any country that satisfies the requirements of 21 C.F.R. § 312.21(c) (or its successor regulation or the non-United States equivalent thereof in any other jurisdiction) and is intended to (a) establish that the Program Product is safe and efficacious for its intended use, (b) define contraindications, warnings, precautions and adverse reactions that are associated with the Program Product in the dosage range to be prescribed, and (c) support Regulatory Approval for such Program Product.

1.172“Pricing and Reimbursement Approval” means, with respect to a Program Product, the approval, agreement, determination or decision of any Regulatory Authority establishing the price or level of reimbursement for such Program Product, in a given country or jurisdiction where Regulatory Authorities approve or determine pricing for products for reimbursement or otherwise.

1.173“Priority Review Voucher” means the rare pediatric disease priority review voucher that FDA may issue pursuant to 21 U.S.C. 360ff, [***], to a Person, as the sponsor of an approved rare pediatric disease product application, as would be evidenced in an FDA Approval Letter of the Subject BLA.

1.174“Program IP Infringement Action” is defined in Section 7.3.3 (Lilly First Right Patents).

1.175“Program Product” means any Gene Therapy Product, Capsid Product or Promoter Product, as applicable.

1.176“Promoter Product” means, for a given Exclusive Promoter Target, any product that incorporates or uses Promoter Technology and is directed to an Exclusive Promoter Target, in any and all forms, presentations, delivery systems, dosages, and formulations. Notwithstanding the foregoing, no Gene Therapy Product shall be deemed to be a Promoter Product, even if it incorporates or uses Promoter Technology for purposes of Article VI (Fees, Royalties, & Payments).

1.177“Promoter Product Milestone Event” is defined in Section 6.3.3 (Promoter Product Milestone Payments).

1.178“Promoter Product Milestone Payment” is defined in Section 6.3.3 (Promoter Product Milestone Payments).

1.179“Promoter-Specific IP” means Promoter-Specific Know-How and Promoter-Specific Patents.

1.180“Promoter-Specific Know-How” means any Know-How, [***], that is Controlled by MeiraGTx or any of its Affiliates on the Effective Date or during the Term that specifically relates to Promoter Technology.

1.181“Promoter-Specific Patent” means any Patent that is Controlled by MeiraGTx or any of its Affiliates on the Effective Date or during the Term that (a) Covers Promoter-Specific Know-How or Promoter Technology and (b) [***].

1.182“Promoter Technology” means the proprietary pan-retinal promoters or rod-specific promotors (a) Controlled by MeiraGTx or any of its Affiliates prior to the Effective Date or (b) owned, identified or Created by MeiraGTx or any of its Affiliates in the [***] following the Effective Date, in each case ((a) and (b)), relating to or useful in the field of ophthalmology. The Promoter Technology existing as of the Effective Date is described on Schedule 1.182 (Promoter Technology).

1.183“Prosecute and Maintain” or “Prosecution and Maintenance” means, with respect to a particular Patent, all activities associated with the preparation, filing, prosecution and maintenance of such Patent, together with the conduct of interferences, derivation proceedings, inter partes review and post-grant review, the defense of oppositions and other similar proceedings with respect to that Patent, including any activities associated with claims, including as a claim, counterclaim or declaratory judgment action, of unpatentability, invalidity or unenforceability of such Patent that are brought by a Third Party in connection with an Infringement under Section 7.3 (Infringement by Third Parties).

1.184“Prosecuting Party” is defined in Section 7.2.2 (Cooperation of the Parties; Coordination of Filings; Step-In Rights).

1.185[***].

1.186“[***] Product” means (a) any product developed by or on behalf of MeiraGTx or its Affiliates which [***], alone or in combination with one or more other active ingredients, in any and all forms, presentations, delivery systems, dosages, and formulations and (b) any improvement, modification, derivative, or variant thereof that (A) is researched or developed by or on behalf of Lilly or any of its Affiliates (solely or jointly with MeiraGTx or any of its Affiliates) during the Term while such Person is performing its obligations or exercising its rights hereunder and (B) uses or incorporates applicable Gene Therapy Product Know-How that is the confidential information of and is proprietary to MeiraGTx or any of its Affiliates.

1.187“Receiving Party” is defined in Section 10.1.2 (Restrictions).

1.188“Regulatory Approvals” means, collectively, any and all approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations, permits, notifications, and authorizations or waivers of any Regulatory Authority that are necessary for the Exploitation of a product (including any Program Product) in any country or jurisdiction and that are necessary to initiate marketing and selling of a Program Product in a country or jurisdiction, including Marketing Approval and as applicable, Pricing and Reimbursement Approval.

1.189“Regulatory Authority” means any Governmental Authority that has responsibility in its applicable jurisdiction over the Exploitation of products (including any Program Product) in a given jurisdiction. For countries where governmental approval is required for pricing or reimbursement for a product (including any Program Product) to be reimbursed by national health insurance (or its local equivalent), Regulatory Authority includes any Governmental Authority whose review or approval of pricing or reimbursement of such product is required.

1.190“Regulatory Exclusivity” means, with respect to any Gene Therapy Product or Economic-Bearing Capsid Product, as applicable, in any country or jurisdiction in the Territory, the period of time during which: (a) Lilly or its Affiliate or Sublicensee has been granted the exclusive legal right by a Regulatory Authority, other than through a Patent, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the FD&C Act, reference product exclusivity conferred in the U.S. under the Public Health Service Act, rights in the EU under Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions in the Territory, or is otherwise entitled to the exclusive legal right by operation of Applicable Law in such country to market and sell such Economic-Bearing Program Product, and such right precludes the receipt of Marketing Approval of any Third Party product that is deemed to be the same or a similar drug; or (b) the data and information, and/or the Marketing Approval Application, submitted by Lilly or its Affiliate or Sublicensee to the relevant Regulatory Authority in such country or jurisdiction for purposes of obtaining Marketing Approval of such Economic-

Bearing Program Product may not be disclosed, referenced, or relied upon by any Third Party or such Regulatory Authority to support the Marketing Approval or marketing of any product by any Third Party in such country or jurisdiction.

1.191“Regulatory Filings” means, collectively, any and all applications, filings, submissions, approvals (including supplements, amendments, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations, permits, notifications, and authorizations (including marketing and labeling authorizations) or waivers with respect to the Exploitation of a Program Product made to or received from any Regulatory Authority in a given country, including INDs.

1.192[***].

1.193[***].

1.194[***].

1.195[***].

1.196[***].

1.197“Residuals” is defined in Section 10.1.5 (Public Domain Information and Residual Knowledge).

1.198“Restricted Person” is defined in Section 8.5.7 (Sanctioned Territories).

1.199“Restricted Program Product” is defined in Section 5.1.1(a) (MeiraGTx Exclusivity Obligations).

1.200“Riboswitch Ophthalmology ROFN Request Term” is defined in Section 4.8 (Riboswitch Ophthalmology ROFN).

1.201“Riboswitch Ophthalmology ROFN Term” is defined in Section 4.8 (Riboswitch Ophthalmology ROFN).

1.202“Riboswitch Ophthalmology Transaction” means the direct or indirect acquisition of, grant of rights to develop, commercialize or promote, exclusive or non-exclusive license of, or grant of any option with respect to, any right or asset, in each case, relating to Riboswitch Technology in the field of ophthalmological gene editing, including with respect to any particular geographic region, either alone or as part of a transaction that includes other assets owned or controlled by MeiraGTx or its Affiliates; provided, however, that “Riboswitch Ophthalmology Transaction” shall not include (a) any Change of Control of MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II or any of their respective Affiliates, (b) the grant of any non-exclusive license to a service provider of MeiraGTx or its Affiliate pursuant to the terms of a services agreement entered into in the ordinary course of business, or (c) any transaction solely outside of the field of ophthalmological gene editing.

1.203“Riboswitch Technology” means MeiraGTx’s, or its Affiliates’, proprietary riboswitch technology for control of transgene expression with small molecule inducers.

1.204“ROFN End Date” is defined in Section 2.2.3 (Ophthalmology Target Notice and Designation).

1.205“Royalty” means the Gene Therapy Product Royalty or Capsid Product Royalty, as applicable.

1.206“Royalty Term” means the Gene Therapy Product Royalty Term or Capsid Product Royalty Term, as applicable.

1.207“Sanctioned Territory” is defined in Section 8.5.7 (Sanctioned Territories).

1.208“Section 335a” is defined in Section 8.5.1(a) (Compliance with Agreement; Applicable Laws).

1.209“Settlement Sublicensee” means a Third Party that is granted a license or sublicense under a settlement agreement between such Third Party and a Party, any of its Affiliates, or any of its or their respective licensees or sublicensees, which agreement was entered into in connection with any settlement or similar agreement.

1.210“Special Acquiror” means a company that: (a) has a development program for or is commercializing any gene therapy or gene editing product expected or intended to have application for the treatment of any ophthalmology disease at any time; or (b) [***].

1.211“Subject BLA” means, with respect to a AIPL1 Product, the BLA for such AIPL1 Product.

1.212“Sublicensee” means a Third Party that is granted a license or sublicense to Exploit Program Products in the Field in the Territory, beyond the mere right to purchase Program Products from Lilly and its Affiliates and resell such Program Products, and excludes Lilly’s Affiliates or Third Party subcontractors or service providers that act solely for Lilly or its Affiliates in the supply chain or that perform discrete services (as opposed to being granted broad rights or responsibilities) on behalf of Lilly or its Affiliates.

1.213“Supply Agreement” is defined in Section 3.4.2(b) (Supply of Program Products, Capsid Technology and Promoter Technology).

1.214“Target” means a biological target, including a specific protein, and corresponding gene or gene sequence that can be identified by an Ensembl gene identification number (https://www.ensembl.org/)(or similar database), and any wild type, alteration, mutation, isoform, variant, fragment thereof.

1.215“Term” is defined in Section 11.1 (Term).

1.216“Terminated Program Product” means any Program Product with respect to which this Agreement has been terminated under Section 11.2 (Termination for Material Breach) by MeiraGTx or Section 11.3 (Termination by Lilly) by Lilly.

1.217“Territory” means worldwide.

1.218“Third Party” means any Person other than Lilly or MeiraGTx (or their respective Affiliates).

1.219“Third Party Transaction Notice” is defined in Section 4.8 (Riboswitch Ophthalmology ROFN).

1.220“Third Party Transaction Proposal” is defined in Section 4.8 (Riboswitch Ophthalmology ROFN).

1.221“U.S.” means the United States of America.

1.222“U.S. GAAP” is defined in the definition of “Net Sales.”

1.223[***].

1.224[***].

1.225“Valid Claim” means a claim contained in: (a) an issued and unexpired Patent that has not been revoked or held unenforceable, unpatentable or invalid by a judgment of a court or other governmental agency of competent jurisdiction, such judgment being final and unappealable (or judgment from which no appeal was taken within the allowable time period) or (b) a Patent application that has been pending [***] from [***] and that has not been abandoned (without the possibility of refiling) or finally rejected by a judgment of a court or other governmental agency of competent jurisdiction, such judgment being final and unappealable (or judgment from which no appeal was taken within the allowable time period).

1.226“Withholding Tax Action” is defined in Section 6.10.2 (Payment of Tax).

1.227“Working Group” is defined in Section 3.3 (Working Group).

Article II

TARGET SELECTION [***]

2.1.Target Designation.

2.1.1.General. For [***] following the Effective Date, Lilly shall have the right to designate up to five (5) Exclusive Capsid Targets and up to five (5) Exclusive Promoter Targets, in each case, actually or potentially relating to, or reasonably useful in (as determined by Lilly), the field of ophthalmology (such [***], the “Exclusive Target Designation Period”).

2.1.2.Target Designation Process. If Lilly desires to designate a Target to become an Exclusive Capsid Target or Exclusive Promoter Target, as applicable, then Lilly may provide written notice to MeiraGTx that it desires to designate any Target [***] to become an Exclusive Capsid Target or Exclusive Promoter Target, as applicable, and upon MeiraGTx’s receipt of such notice, such Target shall be deemed an Exclusive Capsid Target or Exclusive Promoter Target, as applicable.

2.1.3.[***].

2.2.Ophthalmology Target Notice and Designation.

2.2.1.Subject to Section 2.1.1 (General), Lilly shall have a right to designate any Target that is the subject of any potential or actual Ophthalmology Target Transaction as an Exclusive Target on the terms and conditions set forth in this Section 2.2 (Ophthalmology Target Notice and Designation). If during the Exclusive Target Designation Period, [***] ((a)-(c) each a “MeiraGTx Ophthalmology Target Transaction Process”) then, MeiraGTx shall notify Lilly of the commencement of such MeiraGTx Ophthalmology Target Transaction Process in writing (a “Ophthalmology Target Transaction Notice”) [***], but in any event [***] and then the Parties as applicable, shall comply with the following terms:

2.2.2.MeiraGTx shall notify Lilly of the Target that is the subject of Ophthalmology Target Transaction Notice and, following such notification, Lilly shall have [***] to notify MeiraGTx that Lilly desires to designate such Target as an Exclusive Target under this Agreement. If Lilly notifies MeiraGTx that Lilly desires to designate such Target as an Exclusive Target, then upon MeiraGTx’s receipt of such notice, such Target shall automatically be deemed and designated as an Exclusive Target; provided that, notwithstanding anything herein to the contrary, for purposes of Section 5.1.2 (MeiraGTx Exclusivity Obligations) such Target will be deemed to be an Exclusive Target as of [***]. If Lilly does not notify MeiraGTx that Lilly desires to designate such Target as an Exclusive Target within such [***], then MeiraGTx shall be permitted to negotiate with and enter into the Ophthalmology Target Transaction with the Third Party; provided that [***].

2.2.3.Without limiting the foregoing prior to the ROFN End Date, the rights and obligations under Section 2.2.1 (Ophthalmology Target Notice and Designation) and Section 2.2.2 (Ophthalmology Target Notice and Designation) shall immediately terminate upon the closing of a Change of Control of MeiraGTx Ocular or any of its controlling (as defined in the definition of Affiliate) Affiliates (“ROFN End Date”).

2.2.4.[***].

Article III

DEVELOPMENT, Manufacturing, REGULATORY AND COMMERCIAL MATTERS

3.1.MeiraGTx Responsibilities.

3.1.1.Technology Transfer.

(a)General. Upon Lilly’s request, MeiraGTx shall, and shall cause its Affiliates to, without additional compensation, [***], but in any event within [***] of such request,

disclose, transfer and make available to Lilly, in whatever form Lilly may reasonably request, Gene Therapy Product Know-How, Capsid Technology and Promoter Technology for use under this Agreement, to the extent not previously disclosed, transferred or made available to Lilly; provided that the manufacturing technology transfer will occur in accordance with Section 3.4.1 (Manufacturing Process Transfer). As Lilly reasonably requests from time-to-time, MeiraGTx shall, and shall cause its Affiliates and consultants to, without additional compensation, assist Lilly in using the Gene Therapy Product Know-How, Capsid Technology and Promoter Technology in connection with Program Products.

(b)MeiraGTx shall provide Lilly with all reasonable assistance required in order to transfer to Lilly or its designee, Know-How required to be produced pursuant to this Section 3.1.1 (Technology Transfer) in a timely manner.

(c)If a Party discovers that MeiraGTx did not provide Lilly any Know-How, including any Capsid Technology or Promoter Technology that was required to be transferred under this Section 3.1.1 (Technology Transfer), then such Party will promptly notify the other Party and MeiraGTx will promptly perform a technology transfer with respect to such in the same manner as provided in this Section 3.1.1 (Technology Transfer).

3.2.MeiraGTx R&D Activities. At Lilly’s request, and subject to MeiraGTx’s consent (not to be unreasonably withheld, conditioned or delayed), MeiraGTx, at Lilly’s expense at the FTE Rate, will perform research or non-clinical Development activities for Program Products following the Effective Date (“MeiraGTx Research Activities”). MeiraGTx and Lilly will prepare a written research plan reflecting such anticipated MeiraGTx Research Activities, and MeiraGTx will perform such MeiraGTx Research Activities in accordance with such written research plan and Applicable Laws.

3.3.Working Group. Lilly and MeiraGTx Ocular will promptly after the Effective Date establish a working group (the “Working Group”) to act as a forum for exchange and discussion regarding Know-How, including Promoter Technology and Capsid Technology, that is to be disclosed, transferred and made available to Lilly under this Agreement. The overall purpose of the Working Group is to promote efficient sharing of such Know-How between Lilly and MeiraGTx Ocular, with appropriate controls, to enable Lilly to make informed, effective decisions with respect to the advancement of Program Products, as applicable, under this Agreement, and for commercial supply of Program Products, as applicable, under this Agreement. The Working Group will be comprised of an appropriate number of employees of Lilly and MeiraGTx Ocular acting as such Party’s representatives with respect to the activities contemplated under Section 3.1 (MeiraGTx Responsibilities) and Section 3.4 (Manufacturing). Upon notice to the other Party, a Party may change its member(s) of the Working Group from time to time, provided it is the intent of the Parties that there will be consistency of the members of the Working Group.

3.4.Manufacturing.

3.4.1.Manufacturing Process Transfer.

(i)Within [***] following the Effective Date, MeiraGTx shall, and shall cause its Affiliates to, without additional compensation, disclose, transfer and make available to Lilly, in whatever form Lilly may reasonably request, to the extent not done so already, all Gene Therapy Product Know-How, Other MeiraGTx Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How, and Joint Know-How relating to the then-current process for the Manufacture of the Program Products or the components thereof, including Promoter Technology and Capsid Technology (the “Manufacturing Process”).

(ii)MeiraGTx shall, at Lilly’s reasonable request, assist Lilly in implementing [***] designated by Lilly, or causing its Affiliates or using commercially reasonable efforts to cause a Third Party to implement the [***] at facilities designated by Lilly, in each case, from time to time as reasonably requested by Lilly (each a “Manufacturing Technology Transfer”).

(iii)MeiraGTx shall provide Lilly with all reasonable assistance required in order to transfer to Lilly or its designee, the Manufacturing Process in a timely manner. Without limiting the generality of the foregoing, if, following the Effective Date, visits of MeiraGTx’s representatives to Lilly’s, or its designees’, facilities are reasonably requested by Lilly for purposes of transferring the applicable Know-How for the Manufacturing Process to Lilly or for purposes of Lilly acquiring expertise on the practical application of such Know-How for the Manufacturing Process or assisting on issues arising during such Exploitation, MeiraGTx shall send appropriate representatives to Lilly’s or its designee’s facilities. [***].

(iv)Without limiting the foregoing, in the event that MeiraGTx Creates any invention necessary or reasonably useful for [***], including Promoter Technology or Capsid Technology, as applicable, MeiraGTx shall promptly disclose such invention to Lilly, and shall, at Lilly’s request, perform a technology transfer with respect to such invention in the same manner as provided in this Section 3.4 (Manufacturing).

(b)If a Party discovers that MeiraGTx did not provide Lilly any Know-How for the Manufacturing Process that was required to be transferred under this Section 3.4.1 (Manufacturing Process Transfer), then such Party will promptly notify the other Party and MeiraGTx will promptly perform a technology transfer with respect to such in the same manner as provided in this Section 3.4.1 (Manufacturing Process Transfer).

3.4.2.Supply of Program Products, Capsid Technology and Promoter Technology.

(a)On and following the Effective Date, as among the Parties, Lilly shall have the sole right, at its cost and expense, to Manufacture (or have Manufactured) and supply the Program Products (including for commercial sale) in the Territory, except as otherwise expressly set forth herein (including, as applicable, under Section 3.4.2(c) (Supply of Program Products, Capsid Technology and Promoter Technology)).

(b)MeiraGTx shall, at Lilly’s election and sole discretion, use reasonable efforts to promptly after Lilly’s election, (i) assign or novate any agreement (in whole or in part, as applicable) with respect to the supply of Program Products or the components thereof, including Promoter Technology or Capsid Technology, (each such agreement, a “Supply Agreement”) to Lilly or (ii) facilitate Lilly (A) entering a new agreement with the counterparty to any such Supply

Agreement or (B) amending any existing agreement between Lilly and such counterparty to the Supply Agreement, in each case (i) and (ii), to allow Lilly to obtain adequate supply of the Program Products or the components thereof, including Promoter Technology or Capsid Technology, to conduct Lilly’s Exploitation activities contemplated by this Agreement. [***].

(c)In a manner adequate to support Lilly’s manufacturing and supply needs for its activities hereunder, upon Lilly’s request, and if and for so long as Lilly has not entered into or taken assignment of a Supply Agreement pursuant to Section 3.4.2(b)(Supply of Program Products, Capsid Technology and Promoter Technology), Lilly and MeiraGTx shall use reasonable efforts to promptly enter an agreement pursuant to which MeiraGTx or its Affiliate would manufacture or supply or cause to be manufactured or supplied the Program Products or the components thereof, including Promoter Technology or Capsid Technology, to Lilly or its designee for Development, Commercialization and other Exploitation on commercially reasonable terms. [***].

(d)Notwithstanding the foregoing, the terms and conditions of this Section 3.4.2 (Supply of Program Products, Capsid Technology and Promoter Technology) shall not be deemed to require MeiraGTx or its Affiliates to, or to use any effort to, enter any new agreement with any Third Party with respect to the manufacture or supply of Program Products or the components thereof, including Promoter Technology or Capsid Technology, or otherwise procure or obtain the ability to manufacture or supply any Program Product or the components thereof, including Promoter Technology or Capsid Technology, that MeiraGTx does not, or its Affiliates do not, possess as of the Effective Date.

3.5.Lilly’s General Exploitation Responsibilities. Except as otherwise expressly set forth herein, Lilly shall be solely responsible for, have exclusive control over, and decision making authority with respect to, the Exploitation of Program Products in the Territory in the Field, including all Development, Manufacturing and Commercialization activities, in all cases, in accordance with the terms of this Agreement. Lilly shall use Commercially Reasonable Efforts, at its own expense, to (a) Develop and seek Marketing Approval for one AIPL1 Product [***], (b) upon receipt of Regulatory Approval [***], Commercialize, [***], one AIPL1 Product and (c) upon receipt of Regulatory Approval [***], Commercialize, [***], one AIPL1 Product. Without limiting the generality of the foregoing, except as otherwise expressly set forth herein, all decisions concerning the Exploitation of Program Products, including the clinical and regulatory strategy of Program Products, the marketing and sales of Program Products, and the design, price, and promotion of Program Products, shall be at the sole discretion of Lilly.

3.6.Cooperation. If Lilly reasonably requests assistance or input from MeiraGTx with respect to activities related to seeking, obtaining or maintaining Regulatory Approval or Marketing Approval or Commercialization being undertaken by Lilly in respect of a Program Product, MeiraGTx shall [***], use its Commercially Reasonable Efforts to cooperate in good faith with Lilly in response to such request (e.g., by responding to regulatory inquiries relating to the research of such Program Product by or on behalf of MeiraGTx, intellectual property matters with respect to Know-How and Patents that MeiraGTx has granted Lilly licenses or rights under this Agreement), provided that MeiraGTx shall not be required to generate any additional data or other Know-How in connection with such requests unless [***].

3.7.Reports. Until the First Commercial Sale of a Program Product in the Territory, Lilly shall provide MeiraGTx with a high-level written report summarizing its material development activities with respect to each Program Product on an [***].

3.8.Regulatory Responsibilities. Subject to the terms of Section 3.9, Lilly shall be solely responsible for, have exclusive control over, and have decision making authority with respect to, the preparation, submission, and maintenance of all Regulatory Filings and obtaining Regulatory Approvals (including the preparation and submission of a Marketing Approval Application and for seeking Marketing Approval) with respect to Program Products, and shall have sole control over all interactions with the applicable Regulatory Authority with respect to such Program Product. MeiraGTx shall, and shall cause its Affiliates to, support and cooperate with Lilly, [***], with respect to any regulatory matters related to Program Products, including obtaining and maintaining Marketing Approvals for any Program Products, provided that nothing in this Section 3.8 (Regulatory Responsibilities) shall require MeiraGTx to generate any additional data or other Know-How. Lilly will own all rights, title and interests in and to any and all Regulatory Filings, Marketing Approval Applications, Marketing Approvals, and Regulatory Approvals for Program Products and, as among the Parties, all such Regulatory Filings, Marketing Approval Applications, Marketing Approvals, and Regulatory Approvals will be held in the name of Lilly, and MeiraGTx shall execute all documents and take all actions as are necessary or reasonably requested by Lilly to vest such title in Lilly.

3.9.AIPL1 PRV. Without limiting the generality of the foregoing Section 3.8 (Regulatory Responsibilities), [***]. This Section 3.9 (AIPL1 PRV), and Lilly’s obligation to make the AIPL1 PRV Milestone Payment in accordance with Section 6.2 (AIPL1 PRV Milestone Payment), shall survive any expiration or termination of this Agreement.

3.10.Adverse Event Reporting. Lilly shall establish, hold, and maintain the global safety database for Program Products with respect to information on adverse events concerning the Program Products, as and to the extent required by Applicable Law. With respect to any material safety issue or material adverse event arising in connection with the Exploitation of any Program Product, (a) if Lilly becomes aware of such an issue or event or that such an issue or event may have occurred, then Lilly shall notify MeiraGTx directly following such issue or event or (b) if MeiraGTx becomes aware of such an issue or event or that such an issue or event may have occurred independent of a notification from Lilly, then MeiraGTx shall notify Lilly directly within [***] following such issue or event, and, in each case (a) and (b) the Parties shall cooperate in good faith to address any issues arising from such issue or event. Upon Lilly’s request, MeiraGTx shall make appropriate personnel reasonably available to answer any reasonable questions Lilly has in relation to any such issue or event. Within [***] following the Effective Date, the Parties shall enter a pharmacovigilance agreement with respect to the activities to be conducted under this Agreement.

Article IV

LICENSE RIGHTS

4.1.License Grants to Lilly.

4.1.1.License to Gene Therapy Product IP. Subject to the terms and conditions of this Agreement, on a Gene Therapy Product-by-Gene Therapy Product basis, MeiraGTx (on behalf of itself and each of its Affiliates) hereby grants to Lilly and each of its Affiliates an exclusive (even as to MeiraGTx and its Affiliates), worldwide, royalty-bearing license, with the right to grant sublicenses (through multiple tiers, as provided in Section 4.2 (Third-Party Sublicenses)), under Gene Therapy Product IP to research, Develop, Manufacture, Commercialize or otherwise Exploit such Gene Therapy Product in the Field in the Territory. [***].

4.1.2.License to Capsid-Specific IP, Promoter-Specific IP and Other MeiraGTx IP.

(a)Subject to the terms and conditions of this Agreement, MeiraGTx (on behalf of itself and each of its Affiliates) hereby grants to Lilly and each of its Affiliates an exclusive (even as to MeiraGTx and its Affiliates), worldwide, royalty-bearing license, with the right to grant sublicenses (through multiple tiers, as provided in Section 4.2 (Third-Party Sublicenses)), under Capsid-Specific IP, Promoter-Specific IP and Other MeiraGTx IP to research, Develop, Manufacture, Commercialize or otherwise Exploit Capsid Products in the Field in the Territory. [***].

(b)Subject to the terms and conditions of this Agreement, MeiraGTx (on behalf of itself and each of its Affiliates) hereby grants to Lilly and each of its Affiliates an exclusive (even as to MeiraGTx and its Affiliates), worldwide, license, with the right to grant sublicenses (through multiple tiers, as provided in Section 4.2 (Third-Party Sublicenses)), under Capsid-Specific IP, Promoter-Specific IP and Other MeiraGTx IP to research, Develop, Manufacture, Commercialize or otherwise Exploit Promoter Products in the Field in the Territory. [***].

(c)Subject to the terms and conditions of this Agreement, during the Exclusive Target Designation Period, MeiraGTx (on behalf of itself and each of its Affiliates) hereby grants to Lilly and each of its Affiliates a non-exclusive, worldwide, license, with the right to grant sublicenses (solely to subcontractors, as provided in Section 4.3 (Subcontracting)), under Capsid-Specific IP, Promoter-Specific IP and Other MeiraGTx IP to conduct internal research regarding Capsid Technology and Promoter Technology as necessary or reasonably useful to select [***] Exclusive Targets. [***]. Notwithstanding the foregoing, if a Change of Control of MeiraGTx Ocular or any Affiliate of MeiraGTx Ocular that controls (as defined in the definition of Affiliate) MeiraGTx Ocular occurs during the Exclusive Target Designation Period, then, following the [***], such internal research license shall be limited to [***] and Lilly shall not, and shall cause its Affiliates not to, directly or by enabling a Third Party, exercise such internal research license to conduct internal research with respect to any Target other than [***]. Notwithstanding anything to the contrary in this Agreement, to the extent any Know-How or inventions are generated or Created by or on behalf of Lilly in exercising the license set forth in this Section 4.1.2(c) (License to Capsid-Specific IP, Promoter-Specific IP and Other MeiraGTx IP), Lilly shall not, and shall cause its Affiliates not to, directly or by enabling a Third Party, to prepare, file, prosecute, or maintain any Patent claiming or disclosing any such Know-How or inventions unless and until such Target becomes an Exclusive Target in accordance with Section 2.1 (Target Designation).

4.1.3.MeiraGTx (on behalf of itself and each of its Affiliates) hereby grants to Lilly, a non-exclusive, transferrable, worldwide, fully-paid, royalty-free, sublicensable (through multiple tiers) license under Improvement IP Created during the Term by or on behalf of Lilly or its Affiliates (whether solely or jointly with MeiraGTx or any of its Affiliates) for any and all uses or purposes.

4.2.Third-Party Sublicenses. Lilly and its Affiliates may grant one or more sublicenses under the rights and licenses granted to it solely under Section 4.1 (License Grants to Lilly), in full or in part, to Third Parties (with the right to sublicense through multiple tiers); provided that: (a) any such permitted sublicense is consistent with and subject to the terms and conditions of this Agreement, including [***]; and (b) [***].

4.3.Subcontracting. Each Party shall have the right to subcontract any of its research or Development activities to a Third Party; provided that no subcontracting shall relieve the subcontracting Party of any obligation hereunder and [***]. Without limiting the foregoing, the subcontracting Party shall contractually require its Third Party subcontractors to comply with the terms and conditions of this Agreement applicable to such subcontractor, including [***].

4.4.No Implied Rights. Except as expressly set forth in this Agreement, no Party shall be granted, by implication, estoppel, or otherwise, any license or right to or under any other intellectual property right, including any trademarks, Know-How, or Patents, of the other Party. For the avoidance of doubt, neither MeiraGTx nor its Affiliates grants any license or other right to or under any other intellectual property right, including any trademark, Know-How, or Patent, to Exploit (a) any Payload or other active ingredient or compound that is enclosed or delivered by or using any Capsid Product or Promoter Product, (b) any capsid other than Capsid Technology, (c) any promoter other than Promoter Technology or (d) [***].

4.5.Retained Rights. Notwithstanding the exclusive license granted to Lilly pursuant to Section 4.1 (License Grants to Lilly) during the Term, MeiraGTx shall retain all rights under the Know-How and Patents licensed to Lilly hereunder (a) to perform, and to subcontract pursuant to Section 4.3 (Subcontracting), its obligations under this Agreement, (b) to exercise, and to subcontract pursuant to Section 4.3 (Subcontracting), its rights under this Agreement and (c) for any purpose outside the scope of the licenses and rights granted to Lilly under this Agreement, subject in each case of (a)-(c) to MeiraGTx’s rights and obligations under Article V (Exclusivity). [***].

4.6.Third Party IP. Subject to Section 7 (New MeiraGTx In-License Agreements), MeiraGTx shall be responsible for all payments owed to Third Parties under any license or other agreement with respect to any material, Know-How or Patent licensed to Lilly hereunder or pursuant to which MeiraGTx or any of its Affiliates has rights with respect to any Program Product or the Exploitation thereof, entered into prior to, on or after the Effective Date by or on behalf of MeiraGTx or any of its Affiliates.

4.7.New MeiraGTx In-License Agreements.

4.7.1.Generally.

(a)Subject to Section 13.8.4 (Covenant Not to Sue with respect to Acquirer Technology), if MeiraGTx or any of its Affiliates negotiates, anticipates entering or enters into any agreement or amendment to any agreement with a Third Party related to any Know-How or Patent that would be Gene Therapy Product IP, Capsid-Specific IP, Promoter-Specific IP, Other MeiraGTx IP, Capsid Technology, Promoter Technology, Joint IP or Improvement IP if owned or controlled by a Party or its Affiliates (“New Third Party IP”), then MeiraGTx shall [***] to seek to obtain sufficient rights, which may be obtained pursuant to a (sub)license, to all such Know-How or Patents to enable Lilly to Exploit such to the extent necessary or reasonably useful for the Exploitation of any Program Product under this Agreement. Notwithstanding anything herein to the contrary, MeiraGTx shall not, and shall cause its Affiliates not to, enter into any agreement, [***], with any Third Party (i) with respect to New Third Party IP that is necessary or reasonably useful for the Exploitation of any Program Product under this Agreement and that grants MeiraGTx or any of its Affiliates any exclusive rights with respect such New Third Party IP unless MeiraGTx or its Affiliates have the right, on terms and conditions acceptable to Lilly, to (sub)license such rights to Lilly [***], or (ii) that would otherwise prevent Lilly from obtaining, or adversely effect Lilly’s ability to obtain, rights or license with respect to such New Third Party IP directly from such Third Party, [***].

(b)MeiraGTx and each of its Affiliates shall not knowingly use or include any intellectual property or proprietary right with respect to, or in, any Program Product if MeiraGTx does not have all necessary rights in, to and under such intellectual property or proprietary right to (sub)license such rights as Gene Therapy Product IP, Capsid-Specific IP, Promoter-Specific IP, Other MeiraGTx IP, Capsid Technology, Promoter Technology, Joint IP or Improvement IP, as applicable, to Lilly hereunder.

4.7.2.Payments under New In-License Agreements.

(a)If, following the Effective Date, MeiraGTx or any of its Affiliates obtains rights to any New Third Party IP that MeiraGTx or any of its Affiliates, can, including through the provision of consideration to a Third Party, be (sub)licensed to Lilly, then MeiraGTx shall promptly notify Lilly of the existence of such rights and provide a copy of such agreement to Lilly, as may be redacted to protect the confidential information of MeiraGTx and the applicable Third Party in such agreement.

(b)For [***] following Lilly’s receipt of such notice, Lilly shall have the right to obtain a (sub)license to such New Third Party IP by notifying MeiraGTx it desires to obtain a (sub)license to such New Third Party IP and [***]. Upon receipt of such notice from Lilly, MeiraGTx and Lilly shall promptly enter an agreement [***], with respect to such New Third Party IP. If Lilly does not elect to obtain a sublicense under such New Third Party IP or the Parties do not enter into such an agreement or amendment, then MeiraGTx shall not be deemed to “Control” such New Third Party IP hereunder.

4.7.3.[***].

4.8.Riboswitch Ophthalmology ROFN. Lilly shall have a right of first negotiation with respect to any potential or actual Riboswitch Ophthalmology Transaction (the “Riboswitch Ophthalmology ROFN”) on the terms and conditions set forth in this Section 4.8 (Riboswitch

Ophthalmology ROFN). If during the [***] of the Term (“Riboswitch Ophthalmology ROFN Term”), (a) (i) MeiraGTx or any of its Affiliates receives [***] a Riboswitch Ophthalmology Transaction (a “Third Party Transaction Proposal”) or (ii) MeiraGTx or any of its Affiliates solicits [***] any transaction that would constitute a Riboswitch Ophthalmology Transaction (such process, a “MeiraGTx Transaction Process”) then, in each case (i) and (ii), MeiraGTx shall notify Lilly of such Third Party Transaction Proposal or MeiraGTx Transaction Process, as applicable, in writing (a “Third Party Transaction Notice”) within [***] and, or (b) Lilly or any of its Affiliates provides written notice to MeiraGTx of its desire to negotiate the terms of a Riboswitch Ophthalmology Transaction then (“Lilly Riboswitch Ophthalmology Transaction Notice”), in each case (a) and (b), the Parties as applicable, shall comply with the following terms:

4.8.1.MeiraGTx’s Third Party Transaction Notice shall provide Lilly with high-level information regarding each Third Party Transaction Proposal or MeiraGTx Transaction Process, [***].

(a)As soon as reasonably practicable, but in any event within [***], after MeiraGTx delivers a Third Party Transaction Notice to Lilly or MeiraGTx receives a Lilly Riboswitch Ophthalmology Transaction Notice, MeiraGTx will grant Lilly and its representatives access to an electronic data room containing due diligence materials of a scope and composition at least as comprehensive as those typically provided in transactions that would be within the scope of the transaction contemplated by the Third Party Transaction Notice or Lilly Riboswitch Ophthalmology Transaction Notice. Upon being granted access to the electronic data room containing due diligence materials of a scope and composition at least as comprehensive as those typically provided in transactions that would be within the scope of the transaction contemplated by MeiraGTx’s Third Party Transaction Notice or the Lilly Riboswitch Ophthalmology Transaction Notice, Lilly shall review such materials, and Lilly shall, no later than [***] after receiving such electronic data room (“Riboswitch Ophthalmology ROFN Request Term”), notify MeiraGTx of any reasonable requests for additional information and records related thereto, and MeiraGTx shall respond to such requests within [***] thereof. If MeiraGTx or its Affiliates Controls and does not provide such reasonably requested additional information and records to Lilly within such [***], then the Riboswitch Ophthalmology ROFN Term and Riboswitch Ophthalmology ROFN Request Term shall be extended by [***]. MeiraGTx and its Affiliates shall not negotiate with any Third Party with respect to a Riboswitch Ophthalmology Transaction during the Riboswitch Ophthalmology ROFN Request Term.

(b)Lilly shall have the right to first negotiate with MeiraGTx with respect to a Riboswitch Ophthalmology Transaction, by delivering written notice to MeiraGTx no later than [***] after the end of the Riboswitch Ophthalmology ROFN Request Term (a “Negotiation Exercise Notice”). For a period of [***] following Lilly delivering a Negotiation Exercise Notice, MeiraGTx will not disclose to any Third Party any of the data or other information contained within the electronic data room that is [***] without the prior written consent of Lilly, unless Lilly affirmatively states, in a written instrument delivered to MeiraGTx, that it desires to cease negotiations with respect to such Riboswitch Ophthalmology Transaction (a “Negotiation Cessation Event”) [***]. If Lilly exercises such right of first negotiation in accordance with this Section 4.8 (Riboswitch Ophthalmology ROFN), the Parties, or their applicable Affiliate(s), shall negotiate exclusively with respect to such Riboswitch Ophthalmology Transaction and in good faith (but subject to each Party’s, or any of its Affiliates’, as applicable, final management approval which can be given in their absolute discretion) the terms of a definitive agreement on terms as agreed to by Lilly and MeiraGTx. If MeiraGTx and Lilly are unable to agree to terms and enter into a definitive agreement with respect to such transaction within [***] after receipt of such Negotiation Exercise Notice from Lilly (or such longer period as may be mutually agreed upon by the Parties) or there is a Negotiation Cessation Event, then MeiraGTx shall be permitted to negotiate with and sublicense or otherwise assign or grant rights with respect to the Riboswitch Ophthalmology Transaction in the Territory to a Third Party (subject to the terms and conditions of this Agreement). [***].

(c)Without limiting the foregoing, the rights and obligations under this Section 4.8 (Riboswitch Ophthalmology ROFN) shall immediately terminate upon a Change of Control of MeiraGTx Ocular or any of its controlling Affiliates.

Article V

EXCLUSIVITY

5.1.MeiraGTx Exclusivity Obligations.

5.1.1.During the Term of this Agreement, and other than in connection with exercising its rights under Section 4.1 (License Grants to Lilly), Section 4.8 (Riboswitch Ophthalmology ROFN) and Section 5.1.2 (MeiraGTx Exclusivity Obligations) and obligations under this Agreement, none of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular, nor any of their respective Affiliates (subject, in the case of Affiliates that control MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular in the future, to Section 13.8 (MeiraGTx Change of Control)), shall, directly or indirectly, either alone or with, through or by enabling one (1) or more Third Parties:

(a)engage in any Exploitation activities with respect to (i) any compound or product directed to any (A) [***], during the Exclusive Target Designation Period, or Exclusive Target, including if such compound or product is directed to any other Target (i.e., a multispecific product) or (B) other Target(s) to which any Gene Therapy Product is directed or (ii) any Program Product (a “Restricted Program Product”);

(b)collaborate or enter into any arrangement with, or work for the benefit of, any Third Party involving any of activities in subclauses (a), or enter into any agreement to do any of such activities in subclauses (a); or

(c)grant any Third Party any license, sublicense, covenant not to assert or other rights to or otherwise enable such Third Party to (or assign, convey, transfer or sell any rights to a Third Party to) conduct any activities falling within subclauses (a) or (b).

5.1.2.Notwithstanding anything to the contrary in Section 5.1.1 (MeiraGTx Exclusivity Obligations), MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II and MeiraGTx Ocular shall retain all rights to perform any obligations and exercise any rights with respect to any compound or product directed to a Target that becomes a [***] or an Exclusive Target pursuant to Article II (Target Selection [***]), [***].

5.2.Riboswitch Technology Transactions. Subject to Section 4.1 (License Grants to Lilly) and Section 4.8 (Riboswitch Ophthalmology ROFN), (a) following the Riboswitch Ophthalmology ROFN Term, MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular, or any of their respective Affiliates, may enter into one or more Riboswitch Ophthalmology Transactions, and (b) and subject to Section 5.1 (MeiraGTx Exclusivity Obligations), during the Term, MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular, or any of their respective Affiliates or (sub)licensees, may Exploit any Riboswitch Technology.

5.3.Transactions Involving Competing Programs.

5.3.1.Acquisition of Existing Competing Program. Notwithstanding the exclusivity obligations set forth in Section 5.1 (MeiraGTx Exclusivity Obligations), if, after the Effective Date, any Third Party becomes an Affiliate of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular that MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular, as applicable, controls (as such term is defined in the definition of “Affiliate”) as a result of a merger, acquisition, consolidation, asset sale, or other similar transaction (whether in a single transaction or series of related transactions), and, as of the closing date of such transaction, such Third Party is engaged in any activities that would cause a breach of the exclusivity obligations set forth in Section 5.1 (MeiraGTx Exclusivity Obligations) (such activities, a “Competing Program”), then MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular shall (a) provide Lilly with written notice of such transaction [***], but no later than [***] following the earlier of the first public announcement of such transaction or the execution of a definitive agreement relating to such transaction (or as promptly as possible thereafter if prohibited under Applicable Law or by the terms of any written agreement between such Party and any Third Party (provided that MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular shall, and shall cause their respective Affiliates, to permit the applicable transaction to be disclosed to Lilly within [***] following the consummation of such transaction)), and (b) in such notice, notify Lilly in writing that it elects to and will pursue one of the following:

(a)Request that any Competing Program be included in and subject to the terms and conditions of this Agreement, in which case, if Lilly agrees that it desires such Competing Program be included in and subject to the terms and conditions of this Agreement and notifies MeiraGTx of such, then the Parties will discuss the matter in good faith [***] and, if unable to reach agreement on the inclusion of such Competing Program hereunder within such period or Lilly does not agree that it desires such Competing Program be included in and subject to the terms and conditions of this Agreement, then none of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular or their respective Affiliates shall have the right to pursue development or commercialization of such Competing Program and MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular or their respective Affiliates will within [***], elect to take an action specified in either Section 5.3.1(b) (Transactions Involving Competing Programs) or Section 5.3.1(c) (Transactions Involving Competing Programs) and notify Lilly of such election, [***].

(b)MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular shall (or shall cause the applicable Affiliate(s) to), within [***] after the closing of such transaction, complete a Divestiture of such Competing Program;

(c)MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular shall (or shall cause the applicable Affiliate(s) to), within [***] the closing of such transaction, wind down and terminate the Competing Program.

MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular will not be deemed in breach of its obligations under Section 5.1 (MeiraGTx Exclusivity Obligations) for taking actions, or due to MeiraGTx TopCo taking actions, with respect to such Competing Program solely to the extent necessary or reasonably useful to effectuate the outcome contemplated by the selection in the notice provided to Lilly under this Section 5.3.1 (Acquisition of an Existing Program), as described in the applicable subsection above ((a), (b) or (c)); [***].

“Divestiture,” means, with respect to MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular and a Competing Program, that such Person sells all rights to such Competing Program to a Third Party without further contractual obligation for such Person or any of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular, or their respective Affiliates, to undertake or support any diligence or performance obligations with respect to such Competing Program, or to perform or support any development or commercial activities with respect to such Competing Program.

5.3.2.Existing Competing Program of a MeiraGTx Acquirer. If after the Effective Date any Third Party becomes an Acquirer of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II as a result of a Change of Control of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable, and, as of the closing date of such transaction, such Acquirer is engaged in a Competing Program, then the provisions of Section 13.8 (MeiraGTx Change of Control) shall apply.

5.4.[***].

Article VI

FEES, ROYALTIES, & PAYMENTS

6.1.Upfront Payment. As partial consideration for the rights granted by MeiraGTx to Lilly pursuant to the terms of this Agreement, Lilly shall pay to MeiraGTx Ocular a one-time, non-refundable, non-creditable license fee payment equal to Seventy Five Million Dollars ($75,000,000) within [***] following the Effective Date.

6.2.AIPL1 PRV Milestone Payment.

6.2.1.Lilly shall pay to MeiraGTx Ocular one (1) non-refundable, non-creditable milestone payment, as follows: within [***] of Lilly, any of its Affiliates or any of its or their Sublicensees owning a AIPL1 PRV (including if such AIPL1 PRV is issued to or obtained by MeiraGTx, any of its Affiliates or any of its or their sublicensees and assigned to Lilly in accordance with Section 3.9 (AIPL1 PRV)), Lilly shall pay to MeiraGTx Ocular the applicable milestone payment indicated in Table 6.2 (such milestone payment, a “AIPL1 PRV Milestone Payment”); [***].

6.2.2.For clarity, only one (1) AIPL1 PRV Milestone Payment [***] may be due and payable and once any AIPL1 PRV Milestone Payment [***] is paid, no other payment under this Section 6.2 (AIPL1 PRV Milestone Payment), including any AIPL1 PRV Milestone Payment [***] shall become due and payable. This Section 6.2 (AIPL1 PRV Milestone Payment) shall survive any expiration or termination of this Agreement.

Table 6.2 – AIPL1 PRV Milestone Payments

AIPL1 PRV Milestone Event	AIPL1 PRV Milestone Payment
[***]	[***]
[***]	[***]

6.3.Milestone Payments

6.3.1.Gene Therapy Product Milestone Payments. On a Gene Therapy Product-by-Gene Therapy Product basis, Lilly shall pay to MeiraGTx Ocular certain non-refundable, non-creditable milestone payments, as follows: within [***] of Lilly becoming aware of the first achievement of each of the following development or regulatory milestone events set forth in Table 6.3.1 below by each of a AIPL1 Product, [***] Product and [***] Product, in each case, by or on behalf of Lilly or its Affiliates or its or their Sublicensees acting within the scope of the exclusive licenses granted in Section 4.1 (License Grants to Lilly) (each, a “Gene Therapy Product Milestone Event”), Lilly shall pay to MeiraGTx Ocular the corresponding milestone payment indicated in Table 6.3.1 (each such milestone payment, a “Gene Therapy Product Milestone Payment”). For clarity, each Gene Therapy Product Milestone Payment may only be due and payable once with respect to each of a AIPL1 Product, [***] Product or [***] Product. [***].

Table 6.3.1 – Gene Therapy Product Milestone Payments

Gene Therapy Product Milestone Event	Gene Therapy Product Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

6.3.2.Capsid Product Milestone Payments. On an Exclusive Capsid Target-by-Exclusive Capsid Target basis, Lilly shall pay to MeiraGTx Ocular certain non-refundable, non-creditable milestone payments, as follows: within [***] of Lilly becoming aware of the first achievement of each of the following development or regulatory milestone events set forth in Table 6.3.2 below by a Economic-Bearing Capsid Product, by or on behalf of Lilly or its Affiliates or its or their Sublicensees acting within the scope of the exclusive licenses granted in Section 4.1 (License Grants to Lilly) (each, a “Capsid Product Milestone Event”), Lilly shall pay to MeiraGTx

Ocular the corresponding milestone payment indicated in Table 6.3.2 (each such milestone payment, a “Capsid Product Milestone Payment”). For clarity, each Capsid Product Milestone Payment may only be due and payable once with respect to all products directed to a given Exclusive Capsid Target and no Capsid Product Milestone Payment will be due and payable for subsequent or repeated achievements of the same Capsid Product Milestone Event by any product directed to such Exclusive Capsid Target. [***].

Table 6.3.2 – Capsid Product Milestone Payments

Capsid Product Milestone Event	Capsid Product Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]

6.3.3.Promoter Product Milestone Payments. On an Exclusive Promoter Target-by-Exclusive Promoter Target basis, Lilly shall pay to MeiraGTx Ocular certain non-refundable, non-creditable milestone payments, as follows: within [***] of Lilly becoming aware of the first achievement of each of the following development or regulatory milestone events set forth in Table 6.3.2 below by a Economic-Bearing Promoter Product, by or on behalf of Lilly or its Affiliates or its or their Sublicensees acting within the scope of the exclusive licenses granted in Section 4.1 (License Grants to Lilly) (each, a “Promoter Product Milestone Event”), Lilly shall pay to MeiraGTx Ocular the corresponding milestone payment indicated in Table 6.3.2 (each such milestone payment, a “Promoter Product Milestone Payment”). For clarity, each Promoter Product Milestone Payment may only be due and payable once with respect to all products directed to a given Exclusive Promoter Target and no Promoter Product Milestone Payment will be due and payable for subsequent or repeated achievements of the same Promoter Product Milestone Event by any product directed to such Exclusive Promoter Target. [***].

Table 6.3.3 – Promoter Product Milestone Payments

Promoter Product Milestone Event	Promoter Product Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]

6.3.4.Dual Classification. For clarity, any product that is classified as both an Economic-Bearing Capsid Product and an Economic-Bearing Promoter Product will be subject to both the Capsid Product Milestone Payments in accordance with Section 6.3.2 (Capsid Product Milestone Payments) and the Promoter Product Milestone Payments in accordance with Section 6.3.3 (Promoter Product Milestone Payments).

6.4.Royalties.

6.4.1.Royalty Term.

(a)Gene Therapy Products. Lilly shall pay MeiraGTx Ocular Gene Therapy Product Royalties as set forth in this Section 6.4.1(a) (Gene Therapy Products) on a Gene Therapy Product-by-Gene Therapy Product and country-by-country basis in the Territory. With respect to each Gene Therapy Product, Gene Therapy Product Royalties are payable during the period of time beginning on the date of the First Commercial Sale of such Gene Therapy Product in such country and continuing until the later of: (a) the expiration, invalidation, cancellation or abandonment date of the last-to-expire Valid Claim of [***] in such country; (b) the date that is [***] from the First Commercial Sale of such Gene Therapy Product in such country; or (c) the expiration of [***] for such Gene Therapy Product in such country (the “Gene Therapy Product Royalty Term”).

(b)Capsid Products. Lilly shall pay MeiraGTx Ocular Capsid Product Royalties as set forth in this Section 6.4.1(b) (Capsid Products) on a Economic-Bearing Capsid Product-by-Economic-Bearing Capsid Product and country-by-country basis in the Territory. With respect to each Economic-Bearing Capsid Product, Capsid Product Royalties are payable during the period of time beginning on the date of the First Commercial Sale of such Economic-Bearing Capsid Product in such country and continuing until the later of: (a) the expiration, invalidation, cancellation or abandonment date of the last-to-expire Valid Claim of [***] in such country; (b) the date that is [***] from the First Commercial Sale of such Economic-Bearing Capsid Product in such country; or (c) the expiration of [***] for such Economic-Bearing Capsid Product in such country (the “Capsid Product Royalty Term”). Notwithstanding the foregoing, with respect to any and all Economic-Bearing Capsid Products incorporating only capsids that have previously been incorporated into a Economic-Bearing Capsid Product for which Royalties have been paid, the Royalty Term shall expire upon the expiration, invalidation, cancellation or abandonment date of the last-to-expire Valid Claim of [***] in the applicable country.

6.4.2.Upon the expiration of the Royalty Term for a Gene Therapy Product or Economic-Bearing Capsid Product in a particular country, the licenses granted by MeiraGTx to Lilly under Section 4.1 (License Grants to Lilly) with respect to such Program Product and such country shall survive and become perpetual, fully-paid, and royalty-free in such country, and shall remain exclusive (even as to MeiraGTx and its Affiliates). Upon the expiration of all Royalty Terms in a particular country with respect to all Gene Therapy Products, the licenses granted by MeiraGTx to Lilly under Section 4.1 (License to Gene Therapy Product IP) with respect to all Gene Therapy Products and such country shall survive and become perpetual, fully-paid, and royalty-free in such country, and shall remain exclusive (even as to MeiraGTx and its Affiliates). Upon the expiration of all Royalty Terms in a particular country with respect to all Economic-Bearing Capsid Products included in a Program Product, the licenses granted by MeiraGTx to Lilly under Section 4.1 (License to Capsid-Specific IP, Promoter-Specific IP and Other MeiraGTx IP) with respect to all Economic-Bearing Capsid Products and such country shall survive and become perpetual, fully-paid, and royalty-free in such country, and shall remain exclusive (even as to MeiraGTx and its Affiliates). Upon Lilly paying all Promoter Product Milestones Payments to MeiraGTx Ocular, the licenses granted by MeiraGTx to Lilly under Section 4.1 (License to Capsid-Specific IP, Promoter-Specific IP and Other MeiraGTx IP) with respect to all Promoter

Products, that are not also Economic-Bearing Capsid Products, shall survive and become perpetual, fully-paid, and royalty-free, and shall remain exclusive (even as to MeiraGTx and its Affiliates).

6.4.3.Royalty Rates.

(a)Gene Therapy Products. Subject to Section 6.5 (Adjustments to Royalties), on a Gene Therapy Product-by-Gene Therapy Product and country-by-country basis, during the Royalty Term, Lilly shall pay to MeiraGTx Ocular a tiered royalty equal to the percentages of worldwide annual Net Sales of a Gene Therapy Product, as set forth in Table 6.4.3(a) below (the “Gene Therapy Product Royalty”), calculated by multiplying the applicable royalty rate percentage by the corresponding portion of aggregate annual Net Sales for such Gene Therapy Product in such Calendar Year. For clarity, each Gene Therapy Product Royalty rate set forth in Table 6.4.3(a) below will apply only to that portion of the aggregate annual Net Sales of such Gene Therapy Product during a given Calendar Year that falls within the indicated portion. On a Gene Therapy Product-by-Gene Therapy Product basis in the Territory, if the Royalty Term of a Gene Therapy Product in a country expires, any sales of such Gene Therapy Product made after the expiration of the Royalty Term in such country will not be included in the Territory-wide calculation of Net Sales and no Royalties will be due to MeiraGTx pursuant to this Section 6.4.3(a) (Gene Therapy Products) for such Gene Therapy Product in such country.

(i)Table 6.4.3(a) – Gene Therapy Product Royalty Rates

Worldwide Annual Net Sales Per Gene Therapy Product	Royalty Rate
Annual Net Sales of a Gene Therapy Product less than or equal to [***]	[***]%
Annual Net Sales of a Gene Therapy Product greater than [***]	[***]%

(b)Capsid Products. Subject to Section 6.5 (Adjustments to Royalties), on a Economic-Bearing Capsid Product-by-Economic-Bearing Capsid Product and country-by-country basis, during the Royalty Term, Lilly shall pay to MeiraGTx Ocular a royalty equal to the percentages of worldwide annual Net Sales of a Economic-Bearing Capsid Product, as set forth in Table 6.4.3(b) below (the “Capsid Product Royalty”), calculated by multiplying the royalty rate percentage by the aggregate annual Net Sales for such Economic-Bearing Capsid Product in such Calendar Year. On a Economic-Bearing Capsid Product-by-Economic-Bearing Capsid Product basis in the Territory, if the Royalty Term of a Economic-Bearing Capsid Product in a country expires, any sales of such Economic-Bearing Capsid Product made after the expiration of the Royalty Term in such country will not be included in the Territory-wide calculation of Net Sales and no Royalties will be due to MeiraGTx pursuant to this Section 6.4.3(b) (Capsid Products) for such Economic-Bearing Capsid Product in such country. For clarity, any Economic-Bearing Capsid Product that is also an Economic-Bearing Promoter Product will be treated as an Economic-Bearing Capsid Product for the purposes of Section 6.4 (Royalties) and the Capsid Product Royalty shall be due and payable in accordance with Section 6.4 (Royalties) and Section 6.5 (Adjustment to Royalties).

(i)Table 6.4.3(b) – Capsid Product Royalty Rates

Worldwide Annual Net Sales Per Economic-Bearing Capsid Product	Royalty Rate
Annual Net Sales of an Economic-Bearing Capsid Product in the Territory	[***]%

(c)Non-Royalty Bearing Program Products. For clarity and without limiting Section 6.4.3(a) (Gene Therapy Products) or Section 6.4.3(b) (Capsid Products), Lilly shall not owe MeiraGTx any royalty on any (i) Promoter Product, including any Economic-Bearing Promoter Product, or (ii) any Capsid Product, other than Economic-Bearing Capsid Products.

6.5.Adjustments to Royalties.

6.5.1.Valid Claim.

(a)Gene Therapy Product. Except as set forth below in this Section 6.5.1(a) (Gene Therapy Product), on a Gene Therapy Product-by-Gene Therapy Product and country-by-country basis, from the first full Calendar Quarter during the Royalty Term for a Gene Therapy Product for which there is no Valid Claim that [***] in such country, the Royalties payable by Lilly to MeiraGTx pursuant to Section 6.4.3 (Royalties) for such Gene Therapy Product will be reduced in such country by [***] percent ([***]%) for such Calendar Quarter and any subsequent Calendar Quarter. [***].

(b)Capsid Product. On a Economic-Bearing Capsid Product-by-Economic-Bearing Capsid Product and country-by-country basis, from the first full Calendar Quarter during the Royalty Term for a Economic-Bearing Capsid Product for which there is no Valid Claim of a [***] in such country, the Royalties payable by Lilly to MeiraGTx pursuant to Section 6.4.3 (Royalty Rates) for such Economic-Bearing Capsid Product will be reduced in such country by [***] percent ([***]%) for such Calendar Quarter and any subsequent Calendar Quarter.

6.5.2.Biosimilar Products. On a country-by-country and Economic-Bearing Program Product-by-Economic-Bearing Program Product basis, following the first commercial sale of one (1) or more Biosimilar Products with respect to an Economic-Bearing Program Product in any country in the Territory during the Royalty Term, the Royalties payable by Lilly to MeiraGTx pursuant to Section 6.4.3 (Royalty Rates) for such Economic-Bearing Program Product for such Calendar Quarter and any subsequent Calendar Quarter will be permanently reduced by [***] percent ([***]%) in such country during the Royalty Term once such Biosimilar Product(s) has or have a combined market share of [***] percent ([***]%) or more in such country. The determination of market share for the purpose of this Section 6.5.2 (Biosimilar Products), shall be measured, over the Calendar Quarter, as reported by IQVIA or other customary market intelligence service used by Lilly.

6.5.3.Third Party Payments. On a Economic-Bearing Program Product-by-Economic-Bearing Program Product and country-by-country basis, Lilly may deduct from any Royalties payable by Lilly to MeiraGTx under Section 6.4.3 (Royalty Rates), an amount equal to [***] percent ([***]%) of any payments made by Lilly to a Third Party in consideration for a right or license under such Third Party’s interest in any intellectual property right that Lilly reasonably determines is necessary or reasonably useful for the Exploitation of such Gene Therapy Product,

Capsid Technology with respect to such Economic-Bearing Capsid Products and Promoter Technology with respect to such Economic-Bearing Promoter Products, as applicable, in the applicable country in the Territory. Notwithstanding anything to the contrary in the preceding sentence, with respect to any payments to a Third Party that are attributable to MeiraGTx’s breach of its representations and warranties in Section 8.2 (MeiraGTx Representations and Warranties), Lilly will be entitled to deduct [***] percent ([***]%) of such payments to such Third Party, subject to Section 6.5.5 (Floor).

6.5.4.Inflation Reduction Act Deductions. On a (a) Gene Therapy Product-by-Gene Therapy Product and country-by-country basis or (b) Economic-Bearing Capsid Product-by-Economic-Bearing Capsid Product and country-by-country basis, in each case (a) and (b), during the Royalty Term, from and after (and including) the Calendar Quarter in which such Economic-Bearing Program Product becomes subject to price negotiation under the Inflation Reduction Act (or similar Applicable Laws in another country) or other Applicable Law enabling a Governmental Authority in a country to negotiate or otherwise determine drug prices in such country, the Net Sales of such Economic-Bearing Program Product in such country used to calculate the Royalties payable by Lilly to MeiraGTx pursuant to Section 6.4.3 (Royalty Rates) for such Economic-Bearing Program Product shall be reduced by [***].

6.5.5.Floor. Notwithstanding the foregoing with respect to any Gene Therapy Product or Economic-Bearing Capsid Product in any Calendar Quarter, the Royalties that would otherwise have been due under Section 6.4.3 (Royalty Rates) with respect to such Economic-Bearing Program Product during such Calendar Quarter shall not be reduced by more than [***] percent ([***]%) as a result of reductions made pursuant to [***]. If Lilly is precluded from taking a Royalty reduction in a Calendar Quarter by operation of the limitation set forth in this Section 6.5.5 (Floor), then Lilly will be entitled to carry forward the amount of such reduction that Lilly was unable to take during a Calendar Quarter with respect to such Economic-Bearing Program Product to future Calendar Quarters and for such Economic-Bearing Program Product until Lilly has taken the amount of such reduction in full. Notwithstanding anything to the contrary in this Section 6.5.5 (Floor), with respect to any payments to a Third Party that are attributable to MeiraGTx’s breach of its representations and warranties in Section 8.2 (MeiraGTx Representations and Warranties), Lilly will be entitled to deduct [***] percent ([***]%) of such payments to such Third Party and such reductions will not be subject to the deduction floor as set forth in the preceding sentence.

6.6.Payment; Reports. Royalty payments due by Lilly to MeiraGTx under this Agreement will be calculated and reported for each Calendar Quarter. All Royalty payments due hereunder shall be paid within [***] after the end of each Calendar Quarter and shall be accompanied by a report setting forth Net Sales and Royalties for each Gene Therapy Product and Economic-Bearing Capsid Product sold by Lilly and its Affiliates and Sublicensees in the Territory in such Calendar Quarter.

6.7.Method of Payment; Currency Conversion. Unless otherwise agreed by the Parties, all payments due under this Agreement shall be paid in Dollars by wire transfer or electronic funds transfer of immediately available funds to an account designated by the payee; provided however, that Lilly shall only be required to disburse funds to the payee’s jurisdiction of incorporation or to a jurisdiction in which the payee has a significant business presence. When conversion of payments from any currency other than Dollars is required, Lilly’s then-current standard exchange rate methodology will be employed for the translation of foreign currency sales into Dollars [***].

6.8.Records and Audits. Lilly shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records which may be necessary to ascertain properly and to verify the Royalties and Milestone Payments due hereunder. Such records shall be kept for such period of time required by Applicable Laws, but no less than [***] following the end of the Calendar Quarter to which they pertain. MeiraGTx Ocular shall have the right, but not more than [***] during the Term, to select and have an independent, certified public accountant from one of Deloitte, KPMG, or Ernst and Young to inspect Lilly’s records for the purpose of determining the accuracy of Royalties and Milestone Payments for a period covering not more than [***] following the Calendar Quarter to which they pertain. No period will be audited more than [***] and each audit must be reasonable in scope. Prior to the conduct of any such audit, MeiraGTx Ocular shall provide in a written notice a copy of the proposed audit plan (including a description of the proposed audit scope) to Lilly for Lilly’s approval (such approval not to be unreasonably withheld, conditioned or delayed). Before beginning its audit, the independent, certified public accountant selected will execute a written agreement acceptable to Lilly (acting reasonably) pursuant to which such auditor agrees to keep confidential all information reviewed during the audit, which agreement will contain terms of non-disclosure and non-use no less stringent than those set forth in this Agreement. Such auditor shall report to MeiraGTx Ocular and Lilly only the amounts of Net Sales and Royalties or Milestone Payments due and payable. Such audits may be exercised during normal business hours upon reasonable prior written notice to Lilly. MeiraGTx shall bear the full cost of such audit unless such audit discloses an underpayment by Lilly of more than [***] percent ([***]%), and which underpayment is also at least [***] Dollars ($[***]), of the amount of Royalties or other payments due under this Agreement for the audited period, in which case, Lilly shall bear the cost of such audit and shall remit to MeiraGTx the amount of any underpayment within [***] of the date the auditor’s written report is received by Lilly. Any overpayment by Lilly revealed by an audit shall be credited against future payments owed by Lilly to MeiraGTx (and if no further payments are due, shall be refunded by MeiraGTx Ocular at the request of Lilly within [***] of the receipt of the request).

6.9.Late Payments. Any amount required to be paid by a Party hereunder that is not paid on the date due, and not subject to a good faith dispute, shall bear interest at a rate equal to [***] effective for the date that payment was first due as reported by [***], plus [***] percent ([***]%). Such interest shall be computed on the basis of [***] for the actual number of days payment is delinquent.

6.10.Taxes.

6.10.1.Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible and in compliance with Applicable Laws, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use reasonable efforts to cooperate and coordinate with each other to achieve such objective. Where any payment due to MeiraGTx Ocular hereunder is subject to any withholding or similar tax, the Parties shall use their commercially reasonable efforts to take all such actions as shall enable them to take advantage of any applicable double taxation agreement or treaty.

6.10.2.Payment of Tax. The consideration payable by Lilly to MeiraGTx under this Agreement (each, a “Payment”) shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law which shall be deducted from any Payment in accordance with this Section 6.10 (Taxes). Except as provided in this Section 6.10.2 (Payment of Tax). MeiraGTx shall be solely responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be deducted from Payments and remitted by Lilly) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Lilly shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if MeiraGTx Ocular is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Lilly or the appropriate Governmental Authority (with the assistance of Lilly to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms, being a valid W8BEN, necessary to reduce the applicable rate of withholding or to relieve Lilly of its obligation to withhold such tax and Lilly shall apply the reduced rate of withholding or dispense with withholding as the case may be; provided that Lilly has received a copy of the W8BEN in a form satisfactory to Lilly (acting reasonably), at least [***] prior to the time Payments are due. If in accordance with the foregoing, Lilly withholds any amounts of tax, it shall pay to MeiraGTx Ocular the balance when due, make timely payment to the proper tax authority of the withheld amount and send to MeiraGTx Ocular proof of such payment within [***] following such payments. Notwithstanding the foregoing, the Parties acknowledge and agree that if Lilly (or its Affiliates or successors) is required to make a payment to MeiraGTx Ocular subject to a deduction or withholding of tax, and if such deduction or withholding of tax arises or is increased solely as a result any action taken by Lilly or its Affiliates or successor or assignee, including without limitation the assignment or transfer of all or a portion of this Agreement by Lilly pursuant to Section 13.7 (Assignment) or otherwise, or there is a change, whether by corporate continuance, merger or other means, in the tax residency of Lilly, or payments arise or are deemed to arise through a branch of Lilly (each a “Withholding Tax Action”), then notwithstanding anything to the contrary herein, the payment by Lilly (in respect of which such deduction and withholding of tax is required to be made) shall be increased by the amount necessary to ensure that MeiraGTx Ocular receives an amount equal to the same amount that it would have received had no Withholding Tax Action occurred.

Article VII

INTELLECTUAL PROPERTY

7.1.Ownership of Intellectual Property.

7.1.1.Background IP. As among the Parties, and subject to the licenses and rights granted under this Agreement and the requirements of this Section 7.1 (Ownership of Intellectual Property): (a) Lilly shall solely own (or retain ownership of) all rights, title and interests in and to the Lilly Background Know-How and Lilly Background Patents; and (b) MeiraGTx shall solely own (or retain ownership of) all rights, title and interests in and to the MeiraGTx Background Know-How and MeiraGTx Background Patents.

7.1.2.Ownership of Arising IP.

(a)General. As among the Parties, and subject to the licenses and obligations of exclusivity granted hereunder, and subject to Section 7.1.2(c), each Party shall solely own (or retain ownership of) all rights, title and interests in and to: Know-How and inventions that are Created solely by or on behalf of such Party (or its Affiliates or its or their (sub)licensees/Sublicensees) under or in connection with this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto.

(b)Joint IP. As between MeiraGTx and Lilly, each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates and its and their licensees and (sub)licensees/Sublicensees to so disclose, the conception, discovery, development, making or other Creation of any Joint IP. Notwithstanding Section 7.1.2(a) (General) and except as set forth in Section 7.1.2(c) (Improvement IP), MeiraGTx Ocular and Lilly shall jointly and equally own Joint IP. Subject to the provisions of Article X (Confidentiality), with each Party being deemed a Receiving Party with respect to Joint Know-How, MeiraGTx Ocular and Lilly may practice, exploit and license its interest in the Joint IP without the duty of accounting or seeking consent from the other Party, and any such consent as may be required by Applicable Law for MeiraGTx Ocular and Lilly to practice, exploit and license such Joint IP shall hereby be given by the other Party.

(c)Improvement IP. As among the Parties and notwithstanding Section 7.1.2(a) (General) but subject to Section 4.1 (License Grants to Lilly), MeiraGTx will be the sole and exclusive owner of all right, title and interest in and to any Improvement IP. Lilly shall promptly disclose to MeiraGTx Ocular and shall cause its Affiliates and use reasonable efforts to cause its and their licensees and (sub)licensees/Sublicensees to so disclose, the conception, discovery, development, making or other Creation of any Improvement IP. Lilly hereby assigns to MeiraGTx Ocular all of its right, title, and interest in and to any Improvement IP. Lilly shall use reasonable efforts to execute additional documentation as may be necessary or reasonably useful, and otherwise provide reasonable assistance and cooperation [***] to implement the provisions of this Section 7.1.2(c) (Improvement IP).

7.1.3.Inventorship. Inventorship as among the Parties will be determined in accordance with U.S. patent laws. All such determinations shall be documented to ensure that the Patent claims in any divisional or continuation Patent applications reflect appropriate inventorship.

7.1.4.Assignment Obligations. Each Party shall use Commercially Reasonable Efforts to cause all employees, contractors, consultants, and others who perform activities for or otherwise on behalf of such Party in connection with this Agreement to assign [***] their rights in and to any Inventions, Know-How, Patents and all other intellectual property rights resulting from such activities to such Party [***].

7.1.5.Disclosure. MeiraGTx shall use reasonable efforts to promptly disclose to Lilly all Capsid Technology, Promoter Technology, and Joint IP and all other Inventions or intellectual property rights, including Promoter-Specific IP, Capsid-Specific IP, Other MeiraGTx IP and Gene Therapy Product IP, that arise after the Effective Date and are to be owned by or licensed to Lilly hereunder, including as applicable, any invention disclosures, or other similar documents, submitted to it by its employees, agents or contractors describing such, and all information relating to such to the extent necessary or reasonably useful for the Prosecution and Maintenance, enforcement or defense of any Patent or Know-How in accordance with the terms of this Agreement.

7.1.6.Assignment of Arising IP. The assignments by each Party necessary to accomplish the ownership provisions set forth in Section 7.1.2 (Ownership of Arising IP) are hereby made, and each Party shall execute such further documentation as may be necessary or appropriate, and provide reasonable assistance and cooperation, to implement the provisions of Section 7.1.2 (Ownership of Arising IP).

7.2.Patent Prosecution and Maintenance.

7.2.1.Rights to Prosecute and Maintain Patents. As among the Parties, subject to the provisions of this Section 7.2 (Patent Prosecution and Maintenance):

(a)Lilly as the Prosecuting Party. Lilly has the first right [***], but not the obligation, to Prosecute and Maintain all Gene Therapy Product Patents, Lilly Prosecuted Capsid Patents, Lilly Prosecuted Promoter Patents and Joint Patents (“Lilly Prosecuted Patents”), and MeiraGTx Ocular shall have the secondary right [***] to Prosecute and Maintain any Lilly Prosecuted Patent, as provided in Section 7.2.3 (Step-in Rights).

(b)MeiraGTx as the Prosecuting Party. MeiraGTx Ocular has the first right [***], but not the obligation, to Prosecute and Maintain all Other MeiraGTx Patents, MeiraGTx Prosecuted Capsid Patents, MeiraGTx Prosecuted Promoter Patents, and Improvement Patents, in each case, that are not Lilly Prosecuted Patents, (“MeiraGTx Prosecuted Patents”), and Lilly shall have the secondary right [***] to Prosecute and Maintain any MeiraGTx Prosecuted Patent, as provided in Section 7.2.3 (Step-in Rights); provided that MeiraGTx shall use all reasonable efforts to ensure that it does not exercise such rights in a manner reasonably likely to have a material adverse effect on any Lilly Prosecuted Patents or on Lilly’s rights hereunder in respect thereto.

7.2.2.Cooperation of the Parties; Coordination of Filings.

(a)General Information Rights. With respect to each of the MeiraGTx Prosecuted Patents and the Lilly Prosecuted Patents, the Party responsible for handling the Prosecution and Maintenance of such Patents in accordance with this Section 7.2 (Patent Prosecution and Maintenance) (the “Prosecuting Party”) shall (i) keep the other Party reasonably informed of the status of any applicable Patent or application and any Prosecution and Maintenance thereof, including by promptly providing the other Party with all material correspondence received from any Patent authority in connection therewith (including with respect to any office actions); (ii) promptly provide the other Party with drafts of all proposed material filings and correspondence to any Patent authority with respect to the applicable Patent (including all responses to office actions) for the other Party’s review and comment prior to the submission of such proposed filings and correspondences, and the Prosecuting Party shall consider the non-Prosecuting Party’s reasonable timely comments and requests in good faith with respect to such Prosecution and Maintenance.

(b)Cooperation. Each Party shall cooperate fully with the other Party in the Prosecution and Maintenance of Patents under this Section 7.2 (Patent Prosecution and Maintenance) [***] (except as expressly set forth otherwise in this Article VII (Intellectual Property)), including by executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, to enable the other Party to apply for and to Prosecute and Maintain such Patents in any country as permitted by this Section 7.2 (Patent Prosecution and Maintenance). Each Party shall consider in good faith the interests of the other Party and shall strive to maximize the benefit of any Inventions (and associated Patents) contemplated under this Agreement for MeiraGTx Ocular and Lilly; [***].

(c)Hybrid Patents. On or after the date that a given Exclusive Target is designated in accordance with Article II (Target Selection [***]), MeiraGTx shall not file any Hybrid Patent with respect to such Exclusive Target without Lilly’s prior written consent. For any such Hybrid Patent, each Party shall, unless otherwise mutually agreed by the Parties, cooperate with the other Party, use reasonable efforts and take actions as are necessary or reasonably useful, including by filing divisional applications, continuation applications, continuation-in-part or otherwise, so as, to the extent feasible and at Lilly’s reasonable direction, to separate claims of any Hybrid Patents into discrete Patents that solely contain (i) on the one hand, Lilly Prosecuted Capsid Specific Claims or Lilly Prosecuted Promoter Specific Claims, and (ii) on the other hand, MeiraGTx Other Hybrid Capsid Specific Claims or MeiraGTx Other Hybrid Promoter Specific Claims. If such separation is impermissible or if MeiraGTx Ocular and Lilly agree not to separate a given Hybrid Patent in a country, [***]. Notwithstanding the foregoing, the Prosecution and Maintenance of any Lilly Prosecuted Capsid Specific Claims or Lilly Prosecuted Promoter Specific Claims by MeiraGTx shall be subject to Lilly’s prior written approval.

7.2.3.Step-in Rights. The applicable Prosecuting Party for any Patent or patent claim for which it has the first (but not sole) right to Prosecute and Maintain shall notify the other Party in writing of its intention to suspend or cease any Prosecution and Maintenance of any such Patent or patent claim at least [***] prior to any filing or payment due date, or any other due date that requires action, in connection with the ongoing Prosecution and Maintenance of such Patent or patent claim. In such event, the Prosecuting Party shall permit the other Party, at the other Party’s discretion and [***], to continue Prosecution and Maintenance of such Patent or patent claim, and will take all actions and execute all documents reasonably necessary for the other Party to assume such Prosecution and Maintenance as the Prosecuting Party for such Patent or patent claim, [***].

7.2.4.[***].

7.3.Infringement by Third Parties.

7.3.1.Notice. (a) MeiraGTx shall notify Lilly and (b) Lilly shall notify MeiraGTx, in each case (a) and (b), within [***] of becoming aware of any alleged, threatened or existing infringement, misappropriation, misuse or other violation of or by any Joint Patent, Capsid-Specific Patent, Promoter-Specific Patent, Other MeiraGTx Patent, Gene Therapy Product Patent, or Improvement Patent (including infringement, misappropriation, misuse or other violation of any Patent that relates to any Program Product (including, for clarity, the Exploitation thereof)) (collectively “Infringement”).

7.3.2.MeiraGTx Sole Enforcement Rights. Subject to Section 7.3.5 (Cooperation), as among the Parties, MeiraGTx Ocular has the sole right to initiate any proceedings or take other appropriate actions against Infringement of any MeiraGTx Prosecuted Patent (provided that, with respect to any Hybrid Capsid Patent or Hybrid Promoter Patent, such right shall not apply with respect to any Lilly Prosecuted Capsid Specific Claim or Lilly Prosecuted Promoter Specific Claim) that is not competitive with any Program Product and to defend against any challenge to the foregoing. MeiraGTx shall keep Lilly reasonably informed of the status of such action (“Non-Program IP Infringement Action”) and enforcement efforts with respect thereto, including by providing all material correspondence received with respect thereto. MeiraGTx shall promptly provide Lilly with drafts of all material papers to be filed with the court with respect to any Non-Program IP Infringement Action and shall in good faith consider all timely, reasonable comments and requests with respect thereto by Lilly before filing such papers.

7.3.3.Lilly First Right Patents. Subject to Section 7.3.5 (Cooperation), as among the Parties, Lilly has the first right, but not the obligation, to bring and control any legal action in connection with any Infringement of any (a) MeiraGTx Prosecuted Patent against any Infringement that is competitive with any Program Product or (b) any Lilly Prosecuted Patent. Lilly shall keep MeiraGTx Ocular reasonably informed of the status of such action (“Program IP Infringement Action”) and enforcement efforts with respect thereto, including by providing all material correspondence received with respect thereto. Lilly shall promptly provide MeiraGTx Ocular with drafts of all material papers to be filed with the court with respect to any Program IP Infringement Action and shall in good faith consider all timely, reasonable comments and requests with respect thereto by MeiraGTx Ocular before filing such papers. If Lilly does not bring such legal action within [***] after the notice provided pursuant to Section 7.3.1 (Notice) or otherwise chooses to cease such action, then MeiraGTx Ocular may bring or resume and control any such legal action [***] as it reasonably determines appropriate; [***].

7.3.4.Allocation of Recoveries. Any recoveries resulting from enforcement action relating to a claim of Infringement (including any defense) shall be first applied against payment of MeiraGTx Ocular’s and Lilly’s costs and expenses in connection therewith (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). [***].

7.3.5.Cooperation. At the request [***] of the Party bringing an action under this Section 7.3 (Infringement by Third Parties), the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Law to pursue such action. In connection with any such enforcement action, the Party bringing the action shall not enter into any settlement admitting the invalidity or non-infringement of, or otherwise impairing the other Party’s rights in, the applicable Patents or Know-How, or imposing any material cost or liability on, or admission by, the other Party, in each case without the prior written consent of the other Party. If there is more than one controlling Party with respect to an Infringement, the Parties shall negotiate in good faith to determine control over the handling of the action.

7.3.6.[***].

7.4.Defense and Settlement of Third Party Claims. (a) MeiraGTx shall promptly notify Lilly and (b) Lilly shall promptly notify MeiraGTx, in each case (a) and (b), in writing of any allegation by a Third Party that the activity of any of the Parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party. MeiraGTx Ocular has the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by MeiraGTx’s activities [***] and by counsel of its own choice, and Lilly may, [***] be represented in any such action by counsel of its own choice. Lilly has the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Lilly’s activities [***] and by counsel of its own choice, and MeiraGTx Ocular may, [***] be represented in any such action by counsel of its own choice. No Party may settle any Patent or Know-How infringement litigation under this Section 7.4 (Defense and Settlement of Third Party Claims) in a manner that admits adversely effects the other Party’s Patents or Know-How or imposes on the other Party restrictions or obligations or material costs or other liabilities, without the written consent of such other Party, which consent shall not be unreasonably withheld, conditioned, or delayed. This Section 7.4 (Defense and Settlement of Third Party Claims) shall also govern which Party (for clarity, only either MeiraGTx Ocular or Lilly) controls affirmative actions, such as the filing of an opposition against a Third Party’s Patent, which shall be controlled by the Party whose activities could be related to the scope of the opposed Third Party Patent.

7.4.1.[***].

7.5.Patent Extensions; Patent Linkage.

7.5.1.With respect to any Lilly Prosecuted Patent that Covers a Program Product, Lilly shall have the sole right in determining whether such Patent should be extended, and thereafter in determining whether to obtain patent term restorations, supplemental protection certificates or their equivalents, and other forms of patent term extensions for such Patent in any country or region where applicable. Lilly will have the sole right to address all issues relating to patent linkage for such Patent in any country or region where applicable; provided that MeiraGTx and its Affiliates will, upon Lilly’s reasonable request, reasonably assist Lilly with respect to addressing such issues. For clarity, Lilly shall have final decision making authority with respect to all decisions regarding patent term extensions or regarding issues of patent linkage with respect to any Lilly Prosecuted Patents.

7.5.2.During the Term, with respect to any MeiraGTx Prosecuted Patent that Covers a Program Product, MeiraGTx shall not extend such Patent with respect to a Program Product without the prior written consent of Lilly.

7.6.Common Interest. All information exchanged among the Parties regarding the prosecution, maintenance, enforcement and defense of Patents under this Article VII (Intellectual Property) will be deemed to be Confidential Proprietary Information of the disclosing Party. In addition, the Parties acknowledge and agree that, with regard to such prosecution, maintenance, enforcement and defense, the interests of the Parties as collaborators, licensors, or licensees are to, for their mutual benefit, obtain patent protection and plan patent defense against potential patentability/invalidity challenges or infringement activities by Third Parties, and as such, are aligned and are legal in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning Patents under this Article VII (Intellectual Property), including privilege under the common interest doctrine and similar or related doctrines. Notwithstanding anything to the contrary in this Agreement, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this Article VII (Intellectual Property) is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party shall not be required to disclose such information and the Parties shall in good faith cooperate to agree upon a procedure (which may include entering into a specific common interest agreement, disclosing such information on a “for counsel eyes only” basis or similar procedure) under which such information may be disclosed without waiving or breaching such privilege or immunity.

7.7.CREATE Act. It is the Parties’ intention that this Agreement is not a “joint research agreement” as that phrase is defined in 35 U.S.C. § 102(c) as amended by the Cooperative Research and Technology Enhancement (CREATE) Act, including the provisions of 35 U.S.C. § 102(b)(2)(c). The Parties agree to cooperate and to take reasonable actions to maximize the protections available for Program Products under such safe harbor provisions.

7.8.Trademarks. Lilly shall have the right to select, and will be free, in its sole discretion, to use and to register in any trademark office in the Territory, any trademark that specifically relates to a Program Product or service-mark associated with use of a Program Product. As among the Parties, Lilly shall own all rights, title and interests in and to any such trademarks or service-marks adopted by Lilly, and is responsible for the registration, filing, maintenance and enforcement thereof.

Article VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1.Mutual Representations and Warranties. Each of Lilly, MeiraGTx Ocular, MeiraGTx UK II and MeiraGTx Parent represent and warrant, as of the Effective Date, that:

8.1.1.it is duly organized and validly existing under the Applicable Laws of the jurisdiction of its incorporation or formation, as applicable, has full corporate, limited liability company or other power and authority, as applicable, to enter into this Agreement and to carry out the provisions hereof, and has sufficient facilities, experienced personnel or other capabilities (including via Affiliates and/or Third Parties) to enable it to perform its obligations under this Agreement;

8.1.2.it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate, limited liability company or other action, as applicable; and

8.1.3.this Agreement is legally binding upon it and enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity) and the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate action and do not and will not: (a) conflict with, or constitute a default or result in a breach under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violate any

Applicable Law; or (b) require any consent or approval of its stockholders or similar corporate action (or, if any such consent or approval is required, it has already been obtained by such Party).

8.2.MeiraGTx Representations and Warranties. Each of MeiraGTx Ocular, MeiraGTx UK II and MeiraGTx Parent, on behalf of itself and its Affiliates, represents and warrants to Lilly that, as of the Effective Date:

8.2.1.No Grants that Conflict with this Agreement. MeiraGTx and its Affiliates have not granted, and will not grant during the Term, any right (or other encumbrance) to any Third Party, that would prevent MeiraGTx from granting or otherwise conflict with or adversely affect any right granted to Lilly hereunder.

8.2.2.Control over Know-How and Patents. MeiraGTx has Control over all Know-How, including Capsid Technology and Promoter Technology, and Patent rights owned or licensed by it or its Affiliates as of the Effective Date that are licensed to Lilly hereunder. To each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, MeiraGTx has Control over all rights necessary or reasonably useful to Exploit Gene Therapy Products, Capsid Technology and Promoter Technology, and has licensed such rights to Lilly under this Agreement free of any encumbrance, lien, claim of ownership or security interest by any Third Party, except [***]. For clarity, the foregoing sentence shall not be deemed to be a representation or warranty with respect to the non-infringement, misappropriation, or violation of Third Party intellectual property, which concepts are addressed by Section 8.2.5 (Litigation and Actions Relating to Intellectual Property) and 8.2.9 (Third Party Infringement).

8.2.3.Existing Intellectual Property.

(a)Each Patent that exists as of the Effective Date and is a Gene Therapy Product Patent, Capsid-Specific Patent, Promoter-Specific Patent or Other MeiraGTx Patent is listed on Exhibit 8.2.3(a) (the “Existing Patents”).

(b)All such Existing Patents are: (i) to the extent issued (unless otherwise indicated on Exhibit 8.2.3(a)), subsisting, and to each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, not invalid or unenforceable, in whole or in part, and confer a valid right to claim priority thereto; (ii) solely and exclusively owned or exclusively licensed to MeiraGTx or its Affiliates, free of any mortgage, pledge, security interest, encumbrance, lien or claim of ownership by any Third Party, except [***]; (iii) with respect to any Owned Existing Patents, and to each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge with respect to all other Existing Patents, to the extent subject to a pending application for issuance, being diligently prosecuted in the respective patent offices in which such applications have been filed in accordance with Applicable Law and, MeiraGTx and its Affiliates and applicable Third Parties have presented all information required by the relevant patent examiner at the relevant patent office, including, with respect to the U.S., of the U.S. Patent and Trademark Office in compliance with 37 CFR § 1.56; and (iv) with respect to any Owned Existing Patents, and to each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge with respect to all other Existing Patents, filed and maintained properly and correctly, and all applicable fees applicable thereto have been paid on or before the due date for payment.

(c)The Existing Patents represent all Patents within MeiraGTx’s or its Affiliates’ ownership or control that are necessary or reasonably useful to Exploit Gene Therapy Products, Capsid Technology or Promoter Technology.

(d)To each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, none of MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular nor any of their respective Affiliates have taken any action that would render any invention claimed in the Existing Patents unpatentable.

(e)Exhibit 8.2.3(e) (Existing Agreements) sets forth a complete and correct list of all agreements, whether written or oral, entered into by MeiraGTx or any of its Affiliates that relate to the Exploitation of any Program Product, including for clarity, any Capsid Technology or Promoter Technology, excluding (a) confidentiality and non-disclosure agreements and (b) services agreements pursuant to which MeiraGTx or any of Affiliates owns all rights, title, and interests in, to and under any resulting Know-How, Patents, or other intellectual property right without a license to the counterparty, in each case ((a) and (b)), entered into in the normal course. MeiraGTx has provided Lilly true, complete, and correct copies of all such agreements; provided that such copies may have been redacted with respect to financial and other sensitive terms that are not applicable to MeiraGTx’s obligations or Lilly’s rights hereunder. MeiraGTx is not in breach or default of any such agreements, no Person has alleged, by written notice or otherwise, that MeiraGTx is in breach or default of any such agreement and to each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, no facts or circumstances exist that would be reasonably expected to give rise to a claim of breach of any such agreement. There are currently no and there have not been in the [***] preceding the Effective Date any disputes, threatened disputes or requests for meditation or arbitration, in each case, with respect to such agreements and to each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, no facts or circumstances exist that would be reasonably expected to give rise to a dispute under any such agreement. [***].

(f)Neither MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular nor any of their respective Affiliates has any knowledge of any scientific or technical facts or circumstances that exist as of the Effective Date that would adversely affect the scientific, therapeutic, or commercial potential of the Program Products, including for clarity, any Capsid Technology or Promoter Technology. Neither MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular nor any of their respective Affiliates has any knowledge of anything that could adversely affect the acceptance, or the subsequent approval, by any Regulatory Authority of any filing, application, or request for any Regulatory Approval.

(g)The capsids described on Schedule 1.27 (Capsid Technology) are all of MeiraGTx’s, or its Affiliates’, proprietary capsids relating to or useful in the field of ophthalmology or that were identified or Created prior to the Effective Date. [***].

(h)The promoters described on Schedule 1.182 (Promoter Technology) are all of MeiraGTx’s, or its Affiliates’, proprietary pan-retinal promoters and rod-specific promotors relating to or useful in the field of ophthalmology or that were identified or Created prior to the Effective Date.

(i)[***].

8.2.4.No Third Party Agreements. Except for [***], there are no license agreements or other agreements with Third Parties to which MeiraGTx or its Affiliate is a party regarding the exploitation of any (a) Existing Patent or Gene Therapy Product Know-How, Capsid-Specific Know-How, Capsid Technology, Promoter-Specific Know-How, Promoter Technology or Other MeiraGTx Know-How existing as of the Effective Date or (b) other materials existing as of the Effective Date and contemplated to be provided to Lilly hereunder, under which license or other agreement MeiraGTx contemplates granting Lilly a sublicense or covenant not to sue, as to which the absence of rights under such license or agreement may impair Lilly’s ability to Exploit Program Products, including for clarity, any Capsid Technology or Promoter Technology, hereunder, or which license agreement or other agreement otherwise conflicts with the rights granted to Lilly hereunder. Neither MeiraGTx nor any of its Affiliates is a party to any Supply Agreement. Schedule 8.2.4 (Third Party Rights) sets forth all agreements that MeiraGTx is aware exists that grants any Third Party any rights retained or reserved [***].

8.2.5.Litigation and Actions Relating to Intellectual Property. Each of MeiraGTx Parent, MeiraGTx UK II and MeiraGTx Ocular: (a) has not received any written notice, or to MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge any notice, of any threatened claims or litigation seeking to invalidate or otherwise challenge any Existing Patent, Gene Therapy Product Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How or Other MeiraGTx Know-How, or MeiraGTx’s or its Affiliates’ rights therein, including the ownership, scope, duration, validity, enforceability, priority, or right to use any such Existing Patents, Gene Therapy Product Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How or Other MeiraGTx Know-How; (b) does not have any knowledge of any fact or circumstance that would cause MeiraGTx to reasonably conclude that any Existing Patent existing as of the Effective Date is, or will be upon issuance, invalid or unenforceable, (c) has not, in writing, received any notice, and is not otherwise aware of, any pending or threatened action, suit, proceeding or claim by a Third Party asserting that MeiraGTx or any of its Affiliates is infringing, misappropriating or otherwise is violating any Patent right, trade secret or other proprietary right, of any Third Party as would be expected to impair the ability of MeiraGTx to fulfill any of its obligations under this Agreement or impair Lilly’s ability to Exploit Gene Therapy Products, Capsid Technology or Promoter Technology pursuant to this Agreement; and (d) is not aware of any Patent right, trade secret or other proprietary right of any Third Party that would, in any of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s reasonable judgement, be infringed, misappropriated or otherwise violated by the performance of MeiraGTx’s obligations under this Agreement or Lilly’s Exploitation of any Gene Therapy Product, Capsid Technology or Promoter Technology pursuant to this Agreement. There is no pending claim, action or proceeding alleging, in good faith, that the use of any Existing Patent, Gene Therapy Product Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How or Other MeiraGTx Know-How, in each case, existing as of the Effective Date, has infringed, misappropriated, or otherwise violated any Patent right, trade secret or other proprietary right of any Third Party.

8.2.6.Other Material Claims and Actions. There are no claims, actions, or proceedings pending or, to MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, threatened by any Third Party; nor are there written notices received or, to MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, are there any formal inquiries initiated that may lead to the institution of any such legal proceedings, in each case against MeiraGTx or its properties, assets or business, which if adversely decided, would, individually or in the aggregate, have a material adverse effect on, or prevent MeiraGTx’s ability to conduct the activities contemplated to be conducted by MeiraGTx hereunder or to grant the licenses or rights granted to Lilly under this Agreement.

8.2.7.Assignment by Employees, Agents and Consultants. MeiraGTx has obtained from each of its current employees, consultants and contractors, (i) who contributed to the Creation of any Existing Patents, Gene Therapy Product Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How or Other MeiraGTx Know-How existing as of the Effective Date, and (ii) who are expected to perform research or development activities pursuant to this Agreement, in both cases (i) and (ii) written agreements containing industry standard obligations of confidentiality and non-use and an assignment to MeiraGTx of all inventions (and all of such Person’s rights thereto) generated in the course of their engagement or employment, as applicable. None of the employees, consultants and contractors of MeiraGTx and its Affiliates who contributed to the conception or reduction to practice of any Existing Patent or Gene Therapy Product Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How or Other MeiraGTx Know-How existing as of the Effective Date are subject to non-compete or exclusivity obligations or restrictions to MeiraGTx or any of its Affiliates, or to MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, any other Person, intended to prohibit such employee, consultant or contractor from conducting any such activity. To MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, there has not been any breach by any party or individual of its confidentiality and non-use obligations with respect to any Gene Therapy Product Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How or Other MeiraGTx Know-How existing as of the Effective Date. MeiraGTx and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality, and value of all Gene Therapy Product Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How or Other MeiraGTx Know-How that constitutes trade secrets under Applicable Law.

8.2.8.No Government Funding. Except as set forth on Schedule 8.2.8 (Government Funding), the inventions claimed or covered by the Existing Patents: (a) were not conceived, discovered, developed or otherwise made or Created in connection with any research activities funded, in whole or in part, by the federal government of the United States of America or any agency thereof; (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e) and (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

8.2.9.Third Party Infringement. To MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, no Third Party is infringing, misappropriating, or otherwise violating, or threatening to infringe, misappropriate, or otherwise violate, the Existing Patents, Gene Therapy Product Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How or Other MeiraGTx Know-How.

8.2.10.True Disclosure. The information provided or made available by MeiraGTx to Lilly regarding the Existing Patents, Gene Therapy Product Know-How, Capsid-

Specific Know-How, Promoter-Specific Know-How or Other MeiraGTx Know-How existing as of the Effective Date is true and correct in all material respects and, to MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, there is no material adverse information with respect to the Existing Patents, Gene Therapy Product Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How or Other MeiraGTx Know-How that has not been disclosed or made available to Lilly.

8.2.11.Compliance with Law. (a) The development of Existing Patents, Gene Therapy Product Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How, Other MeiraGTx Know-How or Program Products owned by MeiraGTx or its Affiliates and (b) to MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s knowledge, the development of all other Existing Patents, Gene Therapy Product Know-How, Capsid-Specific Know-How, Promoter-Specific Know-How, Other MeiraGTx Know-How or Program Products, in each case (a) and (b) with respect to which licenses have been granted under this Agreement have been conducted in compliance in all material respects with all Applicable Law.

8.2.12.[***].

8.3.MeiraGTx Covenants.

8.3.1.MeiraGTx and its Affiliates will not grant any right, option, covenant not to sue, or other encumbrance to any Third Party to any right licensed or granted hereunder to Lilly that would prevent, conflict with, or otherwise adversely effect any of the rights granted, or contemplated to be granted, to Lilly hereunder. MeiraGTx and its Affiliates will not take any action or permit any inaction that would (a) prevent MeiraGTx from granting, (b) diminish the scope of or (c) otherwise adversely effect or conflict with, in each case (a)-(c), the rights granted, or contemplated to be granted, to Lilly or its Affiliates hereunder.

8.3.2.MeiraGTx shall not, and shall cause its Affiliates not to enter into any agreement, whether written or oral, with respect to, or otherwise assign, transfer, license, convey or otherwise encumber (including by granting any covenant not to sue with respect to) any Program Product, including for clarity, any Capsid Technology or Promoter Technology in a manner that is inconsistent with or otherwise diminishes the rights or licenses granted, or contemplated to be granted, to Lilly and its Affiliates hereunder (including with respect to the AIPL1 PRV). This Section 8.3.2 (MeiraGTx Covenants) shall survive any expiration or termination of this Agreement with respect to the AIPL1 PRV.

8.3.3.[***].

8.3.4.[***].

8.4.Mutual Representations, Warranties or Covenants.

8.4.1.Debarment. Each Party represents, warrants and covenants to the other Party that neither it nor its officers, employees, agents, consultants or any other person used by such Party in the performance of the respective research and Development activities undertaken in connection with this Agreement, including prior to the Effective Date, has been or is: (a) debarred or disqualified under the U.S. Federal Food, Drug and Cosmetic Act; (b) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. §1320a-7b(f)), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program; or (c) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Each Party will not during the Term knowingly, employ or use, directly or indirectly, including through Affiliates or subcontractors, the services of any such Person. In the event that a Party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to such Party, directly or indirectly, including through Affiliates, subcontractors, or, in the case of Lilly, Sublicensees, which directly or indirectly relates to activities contemplated by this Agreement, such Party shall promptly notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such Person to perform any such services.

8.4.2.Protection of Information. Each Party agrees that during the Term of this Agreement, and without limiting its obligations hereunder, each Party shall implement technical and organizational measures to protect all confidential information, including Confidential Proprietary Information, under the Agreement that are appropriate and that provide no less protection than both (a) good industry practice (i.e., in accordance with the framework of ISO 27001 and/or similar industry standards), and (b) such Party’s measures to protect its own information of a similar nature or importance.

8.4.3.Assignment by Employees, Agents and Consultants. During the Term, each Party will, and will cause its Affiliates and will use Commercially Reasonable Efforts to cause its subcontractors and Sublicensees to, obtain from each of its employees, consultants and contractors, in each case, who perform research or Development activities pursuant to this Agreement, written agreements containing obligations of confidentiality and non-use and an assignment of all Inventions (and all of such Person’s intellectual property rights therein) for which the other Party is intended to be granted rights, including by ownership or license, under this Agreement such that no such employee, consultant or contractor will retain any rights to such Inventions (or related intellectual property rights) that would prevent or conflict with MeiraGTx’s or Lilly’s rights of ownership or use of such Inventions contemplated by this Agreement.

8.4.4.No Conflicts. During the Term, no Party shall, and each Party shall cause its Affiliates and use Commercially Reasonable Efforts to cause its subcontractors and sublicensees not to, grant any right to a Third Party that would prevent or conflict with the rights granted by such Party to the other Party under this Agreement.

8.5.Compliance.

8.5.1.Compliance with Agreement; Applicable Laws. Each Party covenants to the other that in the performance of its obligations under this Agreement, such Party shall comply with, and shall cause its Affiliates and its and its Affiliates’ employees and contractors, and shall use Commercially Reasonable Efforts to cause its and its Affiliates’ consultants and sublicensees, to comply, with all Applicable Laws and in all material respects with the terms of this Agreement. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Laws. Without limiting the foregoing, each Party represents and warrants that it has not in connection with this Agreement and will not use in any capacity the services of any person or entity who is:

(a)debarred or has been convicted of a crime for which a person or entity can be debarred under any governmental statute (including 21 USC Section 335a, as amended (“Section 335a”)) or, to such Party’s (with respect to MeiraGTx, each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s) knowledge, threatened to be debarred or indicted for a crime or otherwise engaged in conduct for which a person or entity can be debarred under any governmental statute, including Section 335a;

(b)disqualified under 21 CFR 312.70 or, to such Party’s (with respect to MeiraGTx, each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s) knowledge, threatened to be disqualified thereunder;

(c)suspended by the Office for Protection of Research Risks under 45 CFR Part 46 or, to such Party’s (with respect to MeiraGTx, each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s) knowledge, threatened to be suspended thereunder;

(d)excluded by the federal government from participation in federal healthcare programs as set forth by the Department of Health and Human Services Office of Inspector General at http://exclusions.oig.hhs.gov and the Excluded Parties List System at http://www.sam.gov, which includes the General Services Administration or, to such Party’s (with respect to MeiraGTx, each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s) knowledge, threatened to be disqualified or indicted for a crime for which a person can be so excluded; or

(e)to such Party’s (with respect to MeiraGTx, each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s) knowledge, the subject of any past or pending governmental or regulatory investigation, inquiry, warning or enforcement action, including a government-mandated corporate integrity agreement, or has violated any applicable anti-kickback or false claims laws or regulations related to their conduct of research.

8.5.2.Compliance with Party Specific Regulations. In carrying out their respective obligations under this Agreement, the Parties agree that each Party will meet its obligations with respect to all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement (the “Party Specific Regulations”). No Party shall be obligated to pursue any course of conduct that would result in such Party being in material breach of any Party Specific Regulation applicable to it; provided that in the event that a Party refuses to fulfill its obligations under this Agreement in any material respect on such basis, it shall provide written notice thereof to the other Party and such other Party shall have the right to terminate this Agreement in accordance with Section 11.2 (Termination for Material Breach); however, under such circumstances, such termination shall be the sole remedy for such terminating Party and such terminating Party shall not be entitled to any other remedy under law or equity. All Party Specific Regulations are binding only in accordance with their terms and only upon the Party to which they relate.

8.5.3.Compliance with Regulatory Requirements. Each Party shall comply with, and has complied with, and shall perform all activities, and has performed all activities, in connection with the research and Development of Program Products in accordance with the FD&C Act or similar Applicable Laws in the relevant country and with all applicable preclinical study and clinical trial protocols.

8.5.4.Compliance with Internal Compliance Codes. All Internal Compliance Codes shall apply only to the Party to which they relate. The Parties agree that each Party shall operate in a manner consistent with its Internal Compliance Codes applicable to its performance under this Agreement.

8.5.5.Compliance with Anti-Corruption Laws. In connection with this Agreement, each Party shall comply with all Applicable Laws applicable to the performance of its obligations or exercise of its rights, including, where applicable, all local, national, and international laws, regulations, and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any laws enacted to implement the Organisation of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.

8.5.6.Export Control. MeiraGTx agrees to comply with all applicable trade sanctions and export control laws and regulations, including where applicable the U.S. trade sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (31 C.F.R. Part 501 et seq.), the U.S. Export Administration Regulations (15 C.F.R. Part 734 et seq.), U.S. Department of State, U.S. Department of Commerce, the United Nations Security Council, European Union trade sanctions and export laws (including Council Regulation (EC) No. 428/2009 (as amended)), or other relevant sanctions authority, and has implemented and will maintain policies and procedures reasonably designed to ensure compliance with all of the foregoing. Each Party agrees that the Program Products will not be manufactured in, used, sold, exported, reexported, transferred, or otherwise made available, directly, or indirectly, to or for the benefit of a Sanctioned Territory (defined below) or Restricted Person (defined below) other than in compliance with all applicable trade sanctions and export control laws and regulations.

8.5.7.Sanctioned Territories. Each of MeiraGTx Parent, MeiraGTx UK II and MeiraGTx Ocular represents and warrants that none of MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular, nor any of each of their respective directors, executive officers, agents, shareholders, nor any person having a controlling interest in any of MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular are: (a) a person targeted by trade or financial sanctions under the laws and regulations of the United Nations, the United States, the European Union and its Member States, the United Kingdom or any other jurisdiction that is applicable to the rights and licenses to be provided under this Agreement, including persons designated on the U.S. Department of the Treasury, Office of Foreign Assets Control’s List of Specially Designated Nationals and Other Blocked Persons and Consolidated Sanctions List, the U.S. State Department’s Non-proliferation Sanctions Lists, the UN Financial Sanctions Lists, the EU’s Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, and the UK HM Treasury Consolidated Lists of Financial Sanctions Targets; (b) incorporated or headquartered in, or organized under the laws of, a territory subject to comprehensive U.S. sanctions (each, a “Sanctioned Territory”) (currently,

Belarus, Cuba, Crimea, Russian Controlled Regions of Ukraine (currently Donetsk and Luhansk), Iran, North Korea, Russia, Sudan, Syria and Venezuela, but subject to change at any time); or (c) directly or indirectly owned or controlled by such Persons (together, a “Restricted Person”). Each of MeiraGTx Parent, MeiraGTx UK II and MeiraGTx Ocular further represents and warrants that it will notify Lilly in writing immediately if MeiraGTx Parent, MeiraGTx UK II and MeiraGTx Ocular or any of their respective directors, executive officers, agents, shareholders, or any person having a controlling interest in any of MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular becomes a Restricted Person or if any of MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular becomes directly or indirectly owned or controlled by one or more Restricted Persons.

8.5.8.Prohibited Conduct. Without limiting the other obligations of the Parties set forth in this Section 8.5 (Compliance), each Party (with respect to MeiraGTx, each of MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular) represents, warrants, and covenants to the other that, as of the Effective Date and in the performance of its obligations under this Agreement, such Party (with respect to MeiraGTx, each of MeiraGTx Parent, MeiraGTx UK II or MeiraGTx Ocular) and, to its (with respect to MeiraGTx, each of MeiraGTx Parent’s, MeiraGTx UK II’s or MeiraGTx Ocular’s) knowledge, its Affiliates and its and their sublicensees, employees and contractors, in connection with the performance of their respective obligations under this Agreement, have not made, offered, given, promised to give, or authorized, and will not make, offer, give, promise to give, or authorize, any bribe, kickback, payment or transfer of anything of value, directly or indirectly through Third Parties, to any Government Official for the purpose of: (a) improperly influencing any act or decision of the Person or Government Official; (b) inducing the Person or Government Official to do or omit to do an act in violation of a lawful or otherwise required duty; (c) securing any improper advantage; or (d) inducing the Person or Government Official to improperly influence the act or decision of any organization, including any government or government instrumentality, to assist any Party in obtaining or retaining business. For the purpose of this Section 8.5.8 (Prohibited Conduct), “Government Official” means: (x) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital; (y) any candidate for political office, any political party or any official of a political party, in each case for the purpose of obtaining or retaining business for or with, or directing business to, any Person, including a Party; or (z) any Person acting in an official capacity on behalf of any of the foregoing.

8.5.9.Compliance with Data Protection and Privacy Laws. In connection with this Agreement, each Party and its Affiliates shall comply, and shall use Commercially Reasonable Efforts to contractually require any sublicensee or other Person acting for or on its or its Affiliate’s behalf to comply, with all Applicable Laws with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information, including providing any notice, obtaining any consent or prior authorization, and conducting any assessment required under Applicable Laws.

8.6.Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article VIII (REPRESENTATIONS, WARRANTIES AND COVENANTS), NO PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND,

EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, TITLE, VALIDITY OF PATENT CLAIMS, OR ANY WARRANTY RESULTING FROM COURSE OF DEALING OR USAGE OF TRADE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY A PARTY THAT A PARTY WILL BE SUCCESSFUL IN OBTAINING ANY PATENTS OR THAT ANY PATENTS WILL ISSUE BASED ON A PENDING APPLICATION OR THAT ANY PROGRAM PRODUCT WILL ACHIEVE ANY DEGREE OF DEVELOPMENTAL OR COMMERCIAL SUCCESS. WITHOUT LIMITING THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES EXPRESSLY SET FORTH HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY GUARANTEE THAT ANY PROGRAM WILL BE SUCCESSFUL, IN WHOLE OR IN PART.

Article IX

INDEMNIFICATION

9.1.Indemnity.

9.1.1.By MeiraGTx. Subject to Section 9.1.3 (Procedure), MeiraGTx shall defend, indemnify and hold harmless Lilly and its Affiliates, and their respective directors, officers, employees, and agents (each, a “Lilly Indemnitee”) from and against any and all costs, fees, expenses, losses, liabilities, and damages, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”) to which any Lilly Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (a “Claim”) to the extent such Losses arise out of: (a) the gross negligence or willful misconduct of MeiraGTx or its Affiliates in connection with its activities under this Agreement; (b) the breach of this Agreement or the representations, warranties, and covenants made hereunder by MeiraGTx, or (c) the use, exercise or other Exploitation of any (i) Terminated Program Product by or on behalf of MeiraGTx or any of its Affiliates, (ii) Program Product prior to the Effective Date or following termination of this Agreement by or on behalf of MeiraGTx or any of its Affiliates, or (iii) MeiraGTx’s or any of its Affiliates’ (but for clarity, not Lilly’s or its Affiliates’) use or practice of any Patent or Know-How licensed to Lilly hereunder; except, in each case, to the extent such Losses result from matters subject to subclauses (a), (b) or (c) of Section 9.1.2 (By Lilly).

9.1.2.By Lilly. Subject to Section 9.1.3 (Procedure), Lilly shall defend, indemnify and hold harmless MeiraGTx, its Affiliates, and their respective directors, officers, employees and agents (each, an “MeiraGTx Indemnitee”) from and against any and all Losses to which any MeiraGTx Indemnitee may become subject as a result of any Claim to the extent such Losses arise out of: (a) the gross negligence or willful misconduct of Lilly, its Affiliates, or its and their respective Sublicensees in connection with its activities under this Agreement; (b) the breach of this Agreement or the representations, warranties and covenants made hereunder by Lilly; or (c) the Exploitation of any Program Product by or on behalf of Lilly, its Affiliates, or its and their respective Sublicensees (including from product liability and intellectual property infringement claims); except, in each case, to the extent such Losses result from matters subject to subclauses (a), (b) or (c) of Section 9.1.1 (By MeiraGTx).

9.1.3.Procedure. A Party that intends to claim indemnification under this Article IX (Indemnification) (the “Indemnitee”) shall promptly notify the Indemnitor (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim such indemnification. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim shall only relieve the Indemnitor of its indemnification obligations under this Article IX (Indemnification) if and to the extent the Indemnitor is actually and materially prejudiced thereby. The Indemnitor has sole control of the defense or settlement thereof. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification, at the Indemnitor’s expense. The Indemnitee may participate at its expense in the Indemnitor’s defense of and settlement negotiations for any Claim with counsel of the Indemnitee’s own selection at its own expense. The Indemnitor shall not settle any Claim without the prior written consent of the Indemnitee, not to be unreasonably withheld, unless the settlement involves only the payment of money, no admission of wrong-doing or fault by the Indemnitee, and no restriction on the future actions or activities of the Indemnitee. So long as the Indemnitor is actively defending the Claim in good faith, the Indemnitee shall not settle or compromise any such Claim without the prior written consent of the Indemnitor. If the Indemnitor does not assume and conduct the defense of the Claim as provided above: (a) the Indemnitee may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnitor in connection therewith so long as the settlement involves only the payment of money, no admission of wrong-doing or he Indemnitor, and no restriction on the future actions or activities of the Indemnitor); and (b) the Indemnitor shall remain responsible to indemnify the Indemnitee as provided in this Article IX (Indemnification).

9.1.4.[***].

9.2.Insurance. During the Term, each Party shall maintain such types and amounts of liability insurance (including self-insurance) as is normal and customary in the industry generally for similarly situated parties and adequate to cover its obligations under this Agreement, and MeiraGTx will upon request provide Lilly with a certificate of insurance in that regard, along with any amendments and revisions thereto.

Article X

CONFIDENTIALITY

10.1.Confidential Proprietary Information.

10.1.1.Confidential Proprietary Information. In connection with this Agreement, Lilly may disclose certain confidential information to MeiraGTx or its Affiliates and MeiraGTx may disclose certain confidential information to Lilly (such confidential information, “Confidential Proprietary Information”). Without limiting the foregoing, (a) the terms of this Agreement are the Confidential Proprietary Information of each Party, with each Party being deemed a Receiving Party with respect thereto, and shall be treated confidentially by each of the Parties, subject to the exceptions set forth in Section 10.1.5 (Public Domain Information and Residual Knowledge); (b) any Know-How generated under this Agreement will constitute the Confidential Proprietary Information of the Party(ies) that own(s) such Know-How pursuant to

Section 7.1.2 (Ownership of Arising IP); (c) the [***] is MeiraGTx’s Confidential Proprietary Information, (d) any Know-How specifically related to any Gene Therapy Product, Capsid Products or Promoter Products is Lilly’s Confidential Proprietary Information, (e) CMC Information is MeiraGTx’s Confidential Proprietary Information and (f) any report required to be provided by one Party to the other Party hereunder, will be the Confidential Proprietary Information of the providing Party. Information and other Know-How exchanged by the Parties or their Affiliates pursuant to the Confidentiality Agreement shall be deemed Confidential Proprietary Information disclosed under this Agreement, and shall be subject to the terms of this Agreement from and after the Effective Date. All Confidential Proprietary Information containing Personal Information shall be handled in accordance with all data protection and privacy laws, rules and regulations applicable to such Party.

10.1.2.Restrictions. A Party (the “Receiving Party”) that has, directly or indirectly, received or receives, directly or indirectly, Confidential Proprietary Information from the other Party (the “Disclosing Party”) shall keep all the Disclosing Party’s Confidential Proprietary Information in confidence with the same degree of care with which the Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care), and will not disclose such Confidential Proprietary Information to any Third Party without the prior written consent of the Disclosing Party, except as permitted under this Agreement. A Receiving Party shall not use the Disclosing Party’s Confidential Proprietary Information except in connection with the performance of its obligations and exercise of its rights under this Agreement.

10.1.3.Exceptions. The obligations of confidentiality and restriction on use of Confidential Proprietary Information under Section 10.1.2 (Restrictions) do not apply to any information that the Receiving Party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available to the public; (b) is known by the Receiving Party, without any obligation to keep it confidential, at the time of receiving such information, other than by previous disclosure of the Disclosing Party, or its Affiliates, employees, agents, consultants, or contractors; (c) is hereafter furnished to the Receiving Party without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto; or (d) is independently discovered, developed or otherwise Created by the Receiving Party without the direct or indirect use, reference or reliance upon of Confidential Proprietary Information belonging to the Disclosing Party. Specific information shall not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within those exclusions. Further, any combination of Confidential Proprietary Information will not be considered to be within any of the foregoing exclusions merely because individual elements of such Confidential Proprietary Information are within any of the foregoing exclusions unless the combination and its principles are within any of the foregoing exclusions.

10.1.4.Permitted Disclosures. The Receiving Party may disclose Confidential Proprietary Information belonging to the Disclosing Party as expressly permitted by this Agreement or if and only to the extent such disclosure is necessary or reasonably useful in the following instances (which disclosures shall be limited to the particular Confidential Proprietary Information to which it applies):

(a)Prosecution and Maintenance of Patents as permitted by this Agreement;

(b)Regulatory Filings for Program Products that such Party has a license or right to develop hereunder in a given country or jurisdiction, provided that the Receiving Party uses efforts to secure confidential treatment of such Confidential Proprietary Information at least as diligent as such Party would use to protect its own Confidential Proprietary Information, but in no event less than reasonable efforts;

(c)prosecuting or defending litigation as permitted by this Agreement;

(d)complying with Applicable Law, including applicable court orders or governmental regulations or regulators, including mutually recognized security laws;

(e)in response to a valid request by a U.S., state, foreign, provincial, or local tax authority, in which case any Party may disclose a copy of this Agreement (including any Exhibits, Appendices, ancillary agreements, and amendments hereto);

(f)disclosure to its and its Affiliates’ employees, consultants, contractors and agents, and to Sublicensees (in the case of Lilly), in each case, as necessary or reasonably useful to or in connection with the Exploitation of Program Products in the Field in the Territory and under written obligations of confidentiality and non-use consistent with those herein; and

(g)disclosure to [***];

(h)disclosure to [***];

(i)disclosure of the existence of and the terms of this Agreement to potential or actual investors, acquirers, and financial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, collaboration, or license, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; provided, however, that with respect to disclosure to actual or bona fide potential investors, such disclosure is under a written obligation of confidentiality that is consistent with market terms, including a shorter period of time, if and to the extent customary in the applicable industry, during which such information must be held confidential.

Notwithstanding the foregoing, if a Party is required to make a disclosure of the other Party’s Confidential Proprietary Information pursuant to Section 10.1.4(c) (Permitted Disclosures), or Section 10.1.4(d) (Permitted Disclosures), or a copy of this Agreement pursuant to Section 10.1.4(a) (Permitted Disclosures), it shall give reasonable advance notice to the other Party of such disclosure and use efforts to redact the other Party’s Confidential Proprietary Information and secure confidential treatment of such Confidential Proprietary Information in a manner at least as comprehensive and diligent as such Party would use to redact and protect its own Confidential Proprietary Information, but in no event less than reasonable efforts, and disclose such information solely to the extent reasonably necessary to comply with such court orders or governmental regulations or regulators, or such valid requests. Subject to the foregoing, any information disclosed pursuant to this Section 10.1.4 (Permitted Disclosures) remains Confidential Proprietary Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this Article X (Confidentiality).

10.1.5.Public Domain Information and Residual Knowledge. Nothing in this Agreement shall prevent a Party from using any Know-How that is in the public domain in a manner that does not breach this Agreement. A Party shall also not be restricted under, and shall not be in breach of, this Agreement from using, within or outside this Agreement and for any purpose, any general knowledge, skill, and expertise acquired by its employees (or its Affiliates’ employees) in their performance of this Agreement (“Residuals”) solely to the extent such Residuals shall have been retained in the unaided human memory (without intentional memorization) of such employees in intangible form and without use of, or reference to, by the Party or such employees, tangible copies of any Confidential Proprietary Information of the other Party; provided that (a) such employee is not aware that such Confidential Proprietary Information is the confidential information of the Disclosing Party at the time of such use, (b) this provision will not be deemed in any event to provide any right to infringe the any right of the other Party or of Third Parties that have licensed or provided materials to the other Party and this Section 10.1.5 (Public Domain Information and Residual Knowledge) is not intended to grant, and will not be deemed to grant the Receiving Party (i) a right to disclose the Disclosing Party’s Confidential Proprietary Information, or (ii) a license under any Know-How, Patent or other intellectual property right of the Disclosing Party, and (c) such employee has not intentionally memorized such Confidential Proprietary Information for use outside this Agreement; and provided further that a Party’s use of such Residuals is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at such Party’s sole risk.

10.1.6.Disclosure of Agreement. Notwithstanding the foregoing, a Party or its Affiliates may disclose the relevant terms of this Agreement: (a) to the extent required or advisable to comply with the rules and regulations promulgated by the U.S. Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory, provided that such Party shall submit a confidential treatment request in connection with such disclosure and shall submit with such confidential treatment request only such redacted form of this Agreement as may be mutually agreed in writing by the Parties; (b) upon request from a Governmental Authority (such as a tax authority), provided that the disclosing Party uses reasonable efforts to ensure the Governmental Authority maintains such terms as confidential; and (c) to the extent necessary to perform obligations or exercise rights under this Agreement, to any Sublicensee, collaborator or potential Sublicensee or potential collaborator of such Party, provided that any Sublicensee, collaborator or potential Sublicensee or collaborator agree in writing to be bound by obligations of confidentiality and non-use no less protective of the Disclosing Party than those set forth in this Agreement.

10.1.7.Survival. Each Party’s obligations under this Section 10.1 (Confidential Proprietary Information) apply during the Term and continue for [***] thereafter with respect to Confidential Proprietary Information (and with respect to Confidential Proprietary Information that is a trade secret for so long as such Confidential Proprietary Information constitutes a trade secret).

10.2.Publicity. Promptly following the Effective Date, MeiraGTx TopCo shall issue a press release that is mutually agreed upon by the Parties. Thereafter, MeiraGTx Ocular or Lilly may make subsequent public disclosure of the contents of such press release and, except as permitted under Section 10.1.4 (Permitted Disclosures) and this Section 10.2 (Publicity), no Party shall issue any subsequent press release or public statement disclosing information relating to this

Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, not to be unreasonably withheld, conditioned, or delayed; provided that no Party will be prevented from complying with: (a) any duty of disclosure it may have pursuant to Applicable Laws or pursuant to the rules of any recognized stock exchange or quotation system subject to the restrictions set forth in Sections 10.1.4 (Permitted Disclosures) and 10.1.5 (Public Domain Information and Residual Knowledge); or (b) any valid request received from a Governmental Authority. If any Party desires to issue a press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, where such press release or public statement discloses new or different content from the joint press release or other previously agreed public disclosure, or discloses any previously disclosed information in a materially different context, the issuing Party will provide the other Party with a copy of the proposed press release or public statement. The issuing Party shall specify with each such proposed press release or public statement, taking into account the urgency of the matter being disclosed and time periods for disclosure mandated by Applicable Law, a reasonable period of time within which the receiving Party may provide any comments on such proposed press release or public statement. If the reviewing Party provides any comments, the Parties shall consult with one another on such proposed press release or public statement and work in good faith to prepare a mutually acceptable press release or public statement, provided that nothing in this Section 10.2 (Publicity) shall prohibit a Party from making a disclosure as it determines, based on advice of counsel, is reasonably necessary to comply with Applicable Laws or for appropriate market disclosure. Any Party may repeat any information relating to this Agreement that has already been publicly disclosed in accordance with this Section 10.2 (Publicity), provided that such information continues as of such time to be accurate and not misleading, and is disclosed in substantially the same context as the previously approved disclosure.

10.3.Publication. Lilly shall be entitled to issue scientific publications and make presentations with respect to any of the Program Products, and their testing in accordance with Lilly’s internal guidelines without approval by MeiraGTx, provided, that Lilly shall not include in such publication or presentation any Confidential Proprietary Information of MeiraGTx relating to any Capsid Technology or Promoter Technology without MeiraGTx’s prior written consent. Lilly will ascribe authorship of any proposed publication using accepted standards used in peer-reviewed, academic journals at the time of the proposed publication. Lilly shall be in control of any publications or scientific presentations regarding any of the foregoing, in each case, without limiting any obligations with respect to any Confidential Proprietary Information of MeiraGTx, as set forth in Section 10.1 (Confidential Proprietary Information). MeiraGTx shall not issue any scientific publications regarding the Program Products without Lilly’s prior written consent. With respect to any publication disclosing Capsid Technology or Promoter Technology, Lilly shall provide MeiraGTx with an advance copy of the proposed publication prior to the date of the submission for such publication or the date of presentation of such publication, whichever is earlier MeiraGTx shall review such and respond to Lilly within [***] of being delivered the applicable materials with recommendations of any changes it reasonably believes are necessary to preserve any patentable invention or protect any Confidential Proprietary Information of MeiraGTx. If within such [***] period MeiraGTx informs Lilly that such publication, in MeiraGTx’s reasonable judgment, could be expected to (a) have a material adverse effect on any patentable invention owned by or licensed to MeiraGTx, or (b) include any Confidential Proprietary Information of MeiraGTx, then Lilly shall (i), with respect to a patentable invention, delay such publication sufficiently long (not to exceed [***]) to permit the timely preparation and filing of a patent application; and (ii) remove any Know-How that is the Confidential Proprietary Information of MeiraGTx upon the timely reasonable request of MeiraGTx. In the event MeiraGTx does not respond within the period specified above, Lilly will be free to make such proposed publication or presentation. Notwithstanding the foregoing, nothing in this Section 10.3 (Publication) shall be construed to limit any right of any Party to make any publications in relation to its activities performed outside of the scope of this Agreement, provided that such publications are made in accordance with any obligations such Party may have hereunder regarding the non-use and non-disclosure of any Confidential Proprietary Information of the other Party.

10.4.[***].

Article XI

TERM & TERMINATION

11.1.Term. This Agreement commences on the Effective Date and, unless terminated earlier as provided in this Article XI (Term & Termination), shall continue (a) on a Gene Therapy Product-by-Gene Therapy Product basis until the expiration of the last Royalty Term in the Territory for such Gene Therapy Product, (b) on a Economic-Bearing Capsid Product-by-Economic-Bearing Capsid Product basis until the expiration of the last Royalty Term in the Territory for such Economic-Bearing Capsid Product or (c) with respect to all Promoter Products, that are not also Economic-Bearing Capsid Products, on a Economic-Bearing Promoter Product-by-Economic-Bearing Promoter Product basis until Lilly has paid all Promoter Product Milestones Payments to MeiraGTx with respect to such Promoter Product. The Agreement shall otherwise continue until the expiration of the last Royalty Term, at which time the Agreement shall expire (the “Term”). For clarity, upon expiration of the last Royalty Term in the Territory for all Economic-Bearing Program Products, this Agreement shall also expire with respect to all other Program Products.

11.2.Termination for Material Breach.

11.2.1.Termination. MeiraGTx or Lilly may terminate this Agreement, in whole or on a Program Product-by-Program Product basis, upon written notice to the other Party if such other Party materially breaches its obligations under this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach in reasonable detail, fails to cure such material breach within [***] from the date of such notice; provided that if such non-payment related breach is not reasonably capable of cure within such [***], the breaching Party may submit, prior to the end of such [***], a reasonable plan to cure the breach within an additional [***], in which case the other Party may not terminate this Agreement for so long as the breaching Party is using Commercially Reasonable Efforts to implement such cure plan within such additional [***].

11.2.2.Dispute. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 11.2.1 (Termination), and such alleged breaching Party provides the other Party notice of such dispute within such [***], then the non-breaching Party may not terminate this Agreement under Section 11.2.1 (Termination) unless and until it has been finally determined pursuant to Article XII (Governing Law; Dispute Resolution) that the alleged breaching Party has materially breached this Agreement and such Party fails to cure such breach within [***] following such court’s final judgment. During the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

11.2.3.Alternative Remedy. Without prejudice to Lilly’s right under Section 11.2.1 (Termination), upon the date that Lilly would be entitled to terminate this Agreement as a result of MeiraGTx’s material breach of this Agreement, in lieu of terminating this Agreement, Lilly may, in its sole discretion by providing written notice to MeiraGTx, exercise an alternative remedy as follows, in lieu of terminating this Agreement, which MeiraGTx stipulates and agrees would be a reasonable remedy in either such circumstance and not a penalty and which Lilly acknowledges will constitute its sole and exclusive remedy with respect to the applicable breach, if so exercised:

(a)all then-unearned Milestone Payments and the Royalties payable thereafter under this Agreement will be reduced by [***] effective [***]; and

(b)any Confidential Proprietary Information of Lilly provided to MeiraGTx pursuant to this Agreement will, as directed by Lilly, be promptly returned to Lilly or destroyed, and Lilly will be released from its ongoing disclosure and information exchange obligations with respect to Development activities following the date of such election.

For the avoidance of doubt, except as set forth in this Section 11.2.3 (Alternative Remedy), if Lilly exercises the alternative remedy set forth above in this Section 11.2.3 (Alternative Remedy), then subject to this Section 11.2.3 (Alternative Remedy), all rights and obligations of the Parties under this Agreement will continue unaffected, unless and until this Agreement is subsequently terminated by MeiraGTx or Lilly, as applicable, pursuant to this Article XI (Term & Termination). In addition, and notwithstanding anything to the contrary set forth in this Agreement, if MeiraGTx disputes the allegation of a material breach, and it is determined, as a result of the dispute resolution process set forth in Article XII (Governing Law; Dispute Resolution), that Lilly has the right to terminate this Agreement as a result of MeiraGTx’s material breach of this Agreement, then the adjustments of Milestone Payments and Royalties contemplated by this Section 11.2.3 (Alternative Remedy), will be deemed effective since [***], and Lilly will have the right to [***].

11.3.Termination by Lilly.

11.3.1.Partial Termination. Lilly may, [***] in its sole discretion and without cause, terminate this Agreement on a Program Product-by-Program Product basis or country-by-country basis upon (a) [***] prior written notice to MeiraGTx if such termination notice is delivered prior to the First Commercial Sale of such Program Product and (b) [***] prior written notice to MeiraGTx if such termination notice is delivered after the First Commercial Sale of such Program Product. The exclusivity restrictions set forth in Section 5.1 (MeiraGTx Exclusivity Obligations) shall be of no further force and effect with respect to (a) a given Exclusive Capsid Target in the event of termination of all Capsid Products directed to such Exclusive Capsid Target, (b) a given Exclusive Promoter Target in the event of termination of all Promoter Product directed to such Exclusive Promoter Target, or (c) (i) AIPL1 in the event of termination of all AIPL1

Products, (ii) [***] in the event of termination of all [***] Products, and (iii) [***] in the event of termination of all [***] Products, in each case, if neither Lilly nor any of its Affiliates nor any Sublicensee, during [***] following the applicable termination, commence or continue, or have any bona fide plans to commence or continue, any research, development or commercialization activities with respect to the applicable Target.

11.3.2.Entire Agreement. Lilly may, in its sole discretion, terminate this Agreement in its entirety [***] and without cause upon (a) [***] prior written notice to MeiraGTx if such termination notice is delivered prior to the First Commercial Sale of any Program Products and (b) [***] prior written notice to MeiraGTx if such termination notice is delivered after the First Commercial Sale of any Program Products.

11.4.Termination by MeiraGTx for Lilly Cessation. If Lilly and its Affiliates and Sublicensees cease all research, Development, Manufacturing, Commercialization and Exploitation activities for a given Program Product for a continuous period of [***], and such cessation is not due to (a) mutual agreement by the Parties, (b) a requirement, inactivity, or Lilly waiting for a response or approval of a Regulatory Authority, (c) Force Majeure Event, (d) a delay by MeiraGTx, a supplier or other vendor, or (e) any other event outside of Lilly’s or its Affiliates’ or Sublicensees’ reasonable control, MeiraGTx shall have the right to terminate this Agreement with respect to such Program Product upon [***] written notice thereof to Lilly.

11.5.Effects of Termination. The following shall apply upon termination of this Agreement made in accordance with this Article XI (Term & Termination):

11.5.1.Termination of Licenses. All licenses granted under Article IV (License Rights) shall terminate automatically as of the termination effective date; provided that if Lilly (or its Affiliates or Sublicensees) has inventory of usable Program Product(s) as of the effective date of termination, then Lilly (and its Affiliates and Sublicensees) may continue to sell off such inventory of Program Products in the Field in the Territory (and fulfill customer orders therefor) until the earlier to occur of [***] after the effective date of termination and the date on which Lilly (or its Affiliates or Sublicensees) no longer has such inventory of Program Product(s) and shall pay MeiraGTx Ocular any applicable Royalties due based on such sales in accordance with Section 6.4 (Royalties). Any permitted sublicense granted by Lilly or its Affiliate to a Third Party under the licenses granted to Lilly under this Agreement shall automatically terminate upon the termination of this Agreement, provided that, MeiraGTx shall grant such Sublicensee a direct license and the scope of such direct license shall be no less than the scope of the license granted in this Agreement and sublicensed to such Sublicensee and such Sublicensee will be required to pay to MeiraGTx Ocular the same amounts in consideration for such direct grant as MeiraGTx would have otherwise received from Lilly pursuant to this Agreement on account of such Sublicensee’s Exploitation of the relevant Program Products had this Agreement not been terminated, and provided further that in the case where termination of this Agreement is for Lilly’s uncured material breach pursuant to Section 11.2 (Termination for Material Breach), such Sublicensee did not contribute to such uncured material breach.

11.5.2.Destruction of Confidential Proprietary Information. Each Receiving Party shall destroy (at the Disclosing Party’s written request) all such Confidential Proprietary Information of the Receiving Party in its possession as of the effective date of expiration or termination (with the exception of one copy of such Confidential Proprietary Information, which may be retained by the legal department of the Receiving Party to confirm compliance with the non-use and non-disclosure provisions of this Agreement), and any Confidential Proprietary Information of the Disclosing Party contained in its laboratory notebooks or databases, provided that each Receiving Party may retain and continue to use such Confidential Proprietary Information of the Disclosing Party to the extent necessary to exercise any surviving rights, licenses or obligations under this Agreement. Notwithstanding the foregoing, a Receiving Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received the Disclosing Party’s Confidential Proprietary Information under this Agreement.

11.5.3.[***].

11.6.Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation or right accruing prior to such expiration or termination.

11.6.1.Except as set forth in this Section 11.6 (Survival) or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration of this Agreement: (a) Article 1 (Definitions), Article 7 (Intellectual Property), Article 9 (Indemnification), Article 10 (Confidentiality) (for the period set forth in Section 10.1.7 (Survival)), Article 12 (Governing Law; Dispute Resolution), and Article 13 (Miscellaneous) (except Section 13.8 (MeiraGTx Change of Control)), and (b) Section 3.6 (Cooperation), Section 3.8 (Regulatory Responsibilities), Section 3.9 (AIPL1 PRV), Section 4.1 (License Grants to Lilly), Section 4.2 (Third-Party Sublicense) (as applicable to the surviving portions of this Agreement), Section 4.4 (No Implied Rights), Section 4.5 (Retained Rights), Section 4.6 (Third Party IP), Section 6.2 (AIPL1 PRV Milestone Payments), Section 6.3 (Milestone Payments), Section 6.4 (Royalties), Section 6.5 (Adjustments to Royalties), Section 6.6 (Payment; Reports) and Section 6.7 (Method of Payment; Currency Conversion) (in each case Section 6.3 (Milestone Payments), Section 6.4 (Royalties), Section 6.5 (Adjustments to Royalties), Section 6.6 (Payment; Reports) and Section 6.7 (Method of Payment; Currency Conversion), solely for final accounting for any payment obligations accrued prior to the date of expiration of this Agreement), Section 6.8 (Records and Audits) (for the period set forth therein), Section 6.9 (Late Payments) (solely for final accounting for any payment obligations accrued prior to the date of expiration of this Agreement), Section 6.10 (Taxes) (solely for final accounting for any payment obligations accrued prior to the date of expiration of this Agreement), Section 8.3.2 (MeiraGTx Covenants) (with respect to the AIPL1 PRV), Section 8.6 (Disclaimer), Section 11.1 (Term), Section 11.5 (Effects of Termination), Section 11.6 (Survival), and Section 11.7 (Bankruptcy Code).

11.6.2.Except as set forth in this Section 11.6 (Survival) or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive termination of this Agreement: (a) Article 1 (Definitions), Article 9 (Indemnification), Article 12 (Governing Law; Dispute Resolution), and Article 13 (Miscellaneous) (except Section 13.8 (MeiraGTx Change of Control)), and (b) Section 3.9 (AIPL1 PRV), Section 4.4 (No Implied Rights), Section 4.6 (Third Party IP), Section 6.2 (AIPL1 PRV Milestone Payments), Section 6.3 (Milestone Payments), Section 6.4 (Royalties), Section 6.5

(Adjustments to Royalties), Section 6.6 (Payment; Reports) and Section 6.7 (Method of Payment; Currency Conversion) (in each case Section 6.3 (Milestone Payments), Section 6.4 (Royalties), Section 6.5 (Adjustments to Royalties), Section 6.6 (Payment; Reports) and Section 6.7 (Method of Payment; Currency Conversion), solely for final accounting for any payment obligations accrued prior to the date of termination of this Agreement), Section 6.8 (Records and Audits) (for the period set forth therein), Section 6.9 (Late Payments) (solely for final accounting for any payment obligations accrued prior to the date of termination of this Agreement), Section 6.10 (Taxes) (solely for final accounting for any payment obligations accrued prior to the date of termination of this Agreement), Section 7.1 (Ownership of Intellectual Property), Section 7.2 (Patent Prosecution and Maintenance), Section 7.3 (Infringement by Third Parties) and Section 7.4 (Defense and Settlement of Third Party Claims) (in each case, Section 7.2 (Patent Prosecution and Maintenance), Section 7.3 (Infringement by Third Parties) and Section 7.4 (Defense and Settlement of Third Party Claims) solely with respect to Joint Patents), Section 7.6, Section 8.3.2 (MeiraGTx Covenants) (with respect to the AIPL1 PRV), Section 8.6 (Disclaimer), Section 10.1 (Confidential Proprietary Information) (for the period set forth in Section 10.1.7 (Survival)), Section 10.2 (Publicity), [***], Section 11.5 (Effects of Termination), Section 11.6 (Survival), and Section 11.7 (Bankruptcy Code).

11.6.3.[***].

11.7.Bankruptcy Code. If this Agreement is rejected by MeiraGTx as a debtor under Section 365(n) of the Title 11 of the United States Bankruptcy Code (the “Code”) (or similar provision in the bankruptcy laws of another jurisdiction), then, notwithstanding anything else in this Agreement to the contrary, all licenses and rights to licenses granted under or pursuant to this Agreement by MeiraGTx to Lilly, including the licenses granted to Lilly pursuant to Section 4.1 (License Grants to Lilly), are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code (or similar provision in the bankruptcy laws of another jurisdiction), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code (or similar provision in the bankruptcy laws of another applicable jurisdiction). MeiraGTx will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. The Parties acknowledge and agree that “embodiments” of intellectual property within the meaning of Section 365(n) of the Code (or similar provision in the bankruptcy laws of another jurisdiction) include laboratory notebooks, cellular components, product samples and inventory, research studies and data, and Regulatory Approvals. The Parties agree that Lilly shall retain and may fully exercise all of its rights and elections under the Code (or similar provision in the bankruptcy laws of another jurisdiction), and that upon commencement of a bankruptcy proceeding by or against MeiraGTx under the Code (or similar provision in the bankruptcy laws of another jurisdiction), Lilly shall be entitled to a complete duplicate of, or complete access to (as Lilly deems appropriate), any such intellectual property and all embodiments of such intellectual property, if not already in Lilly’s possession, shall be promptly delivered to Lilly: (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by Lilly, unless MeiraGTx elects to continue to perform all of its obligations under this Agreement; or (b) if not delivered under the foregoing subclause (a), upon the rejection of this Agreement by or on behalf of MeiraGTx upon written request therefor by Lilly. The foregoing provisions of this Section 11.7 (Bankruptcy Code) are without prejudice to any rights a Party may have arising under the Code (or similar provision in the bankruptcy laws of another jurisdiction). The Parties agree that they intend the foregoing rights to extend to the maximum extent permitted by law, and to be enforceable under Section 365(n) of the Code (or similar provision in the bankruptcy laws of another jurisdiction).

Article XII

GOVERNING LAW; DISPUTE RESOLUTION

12.1.Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), will be governed by, enforced and construed in accordance with the laws of the State of New York, including its statutes of limitations and without reference to its conflict of laws principles. The United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention) does not apply to this Agreement. Notwithstanding the foregoing, any disputes under this Agreement concerning the scope, validity, enforceability, or infringement of a Patent shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be.

12.2.Disputes. The Parties recognize that controversies or claims arising out of, relating to, or in connection with this Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties shall follow the procedures set forth in this Section 12.2 (Disputes) to resolve any dispute. If any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement (each, a “Dispute”), arises among the Parties, such Dispute shall first be referred to the Executive Officers of MeiraGTx Ocular and Lilly for resolution. Either such Party, may make such referral by written notice to such other Party, and within [***] after receipt of such written request, the Parties shall exchange the names of the respective Executive Officers to whom such Dispute is referred. The Executive Officers shall have an additional [***] following such exchange of names to attempt to resolve the Dispute (i.e., [***] from the date of notice of referral of the Dispute). If, following such period, the Executive Officers have not succeeded in negotiating a resolution of the Dispute, and MeiraGTx Ocular or Lilly wishes to pursue the matter, such Party may seek to resolve the Dispute and the Dispute shall be subject to final resolution in any federal court having jurisdiction thereof located in New York, New York as further described in Section 12.3 (Litigation; Equitable Relief); [***].

12.3.Litigation; Equitable Relief. The Federal courts located in New York, New York shall have exclusive jurisdiction over, and shall be the exclusive venue for resolution of, any Dispute not resolved through the informal Dispute-resolution procedures described above. Each of the Parties, on behalf of their respective Affiliates, successors-in-interest and assigns, expressly consent to the exclusive jurisdiction of the federal courts in New York, New York (and if such courts do not have or decline jurisdictions, the state courts in New York, New York). Notwithstanding the foregoing, any Party may, at any time and without waiving any remedy under this Agreement, seek from any court having jurisdiction any temporary injunctive or provisional relief necessary to protect the rights or property of that Party. Any final judgment resolving a

Dispute may be enforced by a Party in any court having appropriate jurisdiction. Notwithstanding the foregoing, any challenge to a Patent (including, without limitation validity, enforceability, or otherwise) may be brought before the U.S. Patent and Trademark Office or similar foreign body.

Article XIII

MISCELLANEOUS

13.1.Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings among the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings among the Parties with respect to the subject matter hereof, including the Confidentiality Agreement. The foregoing may not be interpreted as a waiver of any remedies available to any Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations under the Confidentiality Agreement. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

13.2.Limitation of Liability. NO PARTY MAY RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION 13.2 (LIMITATION OF LIABILITY) SHALL NOT BE CONSTRUED TO LIMIT ANY PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE IX (INDEMNIFICATION), ANY PARTY’S LIABILITY FOR BREACH OF SECTION 8.2.12 (CONTROL OF AFFILIATE IP) (THAT IS NOT REMEDIED IN ACCORDANCE WITH SECTION 8.3.3 (MEIRAGTX COVENANTS)), SECTION 8.3.3 (MEIRAGTX COVENANTS), ITS EXCLUSIVITY OBLIGATIONS UNDER Article V (EXCLUSIVITY) OR CONFIDENTIALITY OBLIGATIONS UNDER Article X (CONFIDENTIALITY) OR A PARTY’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

13.3.Independent Contractors. The relationship among Lilly and MeiraGTx created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship among the Parties. Neither MeiraGTx nor Lilly is a legal representative of the other Party, and neither MeiraGTx nor Lilly can assume or create any obligation, representation, warranty, or guarantee, express or implied, on behalf of the other Party. Neither MeiraGTx nor Lilly (and any successor, assignee, transferee, or Affiliate of a Party) shall not treat or report the relationship among the Parties arising under this Agreement as a partnership for United States tax purposes, without the prior written consent of the other Party unless required by Applicable Laws.

13.4.Notice. Any notice required or permitted to be given by this Agreement must be in writing, in English. Any and all notices required or permitted to be provided hereunder must be in writing and will be deemed given and effective if: (a) delivered by hand or by overnight courier with tracking capabilities; or (b) mailed postage prepaid by first class, registered, or certified mail, in each case, addressed as set forth below unless changed by notice so given:

If to MeiraGTx:	[***]

with copies (which shall not constitute notice) to:

[***]

If to Lilly:	[***]

with a copy (which shall not constitute notice) to:

[***]

A courtesy copy may be sent via electronic mail; provided that this means of delivery shall not constitute effective notice pursuant to this Section 13.4 (Notice).

13.5.Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions will remain in full force and effect and in such event, the Parties shall negotiate in good faith to promptly replace the invalid, unenforceable, or illegal provision with a valid, enforceable, and legal provision that most closely effectuates the original intent of the Parties.

13.6.Non-Use of Names. MeiraGTx shall not use the name, trademark, logo, or physical likeness of Lilly or its respective officers, directors or employees, or any adaptation of any of them, in any presentation, advertising, promotional or sales literature, without Lilly’s prior written consent. MeiraGTx shall require its Affiliates to comply with the foregoing. Lilly shall not use the name, trademark, logo, or physical likeness of MeiraGTx or its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without MeiraGTx’s prior written consent. Lilly shall require its Affiliates and Sublicensees to comply with the foregoing.

13.7.Assignment. No Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment or transfer without the other Party’s consent to: (a) its Affiliate, provided that such Party shall remain primarily liable for any acts or omissions of such Person, even if such Person is not longer an Affiliate of such Party; or (b) to an Acquirer in connection with a Change of Control, subject to Section 13.8 (MeiraGTx Change of Control). Any permitted assignee shall, in writing to the non-assigning Party, expressly assume performance of such assigning Party’s rights and obligations. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their permitted successors and assigns. All licenses, rights and covenants contained herein shall run with the corresponding intellectual property rights, and shall be binding on any successors-in-interest or assigns thereof. Any permitted assignment is binding on the successors of the assigning Party. Any assignment or attempted assignment by a Party in violation of the terms of this Section 13.7 (Assignment) is null, void and of no legal effect.

13.8.MeiraGTx Change of Control.

13.8.1.Notification of Change of Control. MeiraGTx shall provide Lilly with written notice of any Change of Control of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II promptly, but no later than the earlier of [***] following the (a) first public announcement of such Change of Control or, (b) if earlier and not prohibited by the terms of any written agreement between MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable, and such any Third Party, the execution of a definitive agreement relating to such Change of Control (provided that MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable, shall, and shall cause its Affiliates, to permit the applicable transaction to be disclosed to Lilly within [***] following the consummation of such transaction), which notice shall [***] (a “Change of Control Notice”). In addition, in the event the Acquirer (A) is a Special Acquiror, (B) at the time of the Change of Control is engaged in a Competing Program, or (C) initiates a Competing Program following the consummation of the Change of Control of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, then MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II, as applicable, shall promptly notify Lilly of such (i.e., at the time MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II notifies Lilly of the Change of Control or promptly after the initiation of the Competing Program), and Section 13.8.2 (Effects of Change of Control to Special Acquiror or Acquirer with Competing Program) shall apply. For avoidance of doubt, (a) a Change of Control of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II shall not in any way limit or alter Lilly’s termination rights in accordance with Section 11.3 (Termination by Lilly), and (b) the provisions of Section 13.8.2 (Effects of Change of Control to Special Acquiror or Acquirer with Competing Program) shall only apply if and to the extent Lilly has not exercised any termination right pursuant to Section 11.3 (Termination by Lilly).

13.8.2.Effects of Change of Control to Special Acquiror or Acquirer with Competing Program. Such Acquirer shall be permitted to continue or commence the Competing Program; provided that the following shall apply:

(a)[***]; and

(b)[***].

13.8.3.Firewall. If any of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II undergoes a Change of Control, then MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II shall implement (as of the closing of such transaction or commencement of a Competing Program) and enforce Firewalls during the Firewall Period, as applicable.

13.8.4.Covenant Not to Sue With Respect To Acquirer Technology. Following any Change of Control of MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II to an Acquirer that owns or controls any Patent rights Covering or Know-How relating to Program Products, MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II shall cause the Acquirer to refrain from [***]. Notwithstanding the foregoing, the obligations set forth in this Section 13.8.4 (Covenant Not to Sue With Respect to Acquirer Technology) shall not apply with respect to [***].

13.8.5.Firewall Audits. Lilly shall have the right, through a designated Third Party auditor, to monitor and audit MeiraGTx TopCo’s, MeiraGTx Parent’s, MeiraGTx Ocular’s, or MeiraGTx UK II’s (and, as applicable, its Affiliates’) compliance with its obligations under this Agreement to implement and enforce Firewalls under this Section 13.8 (MeiraGTx Change of Control), and to require MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II (or its Affiliates) to promptly remediate any non-compliance identified by such audit. In connection with such audit, duly authorized representatives of Lilly’s designated auditor may make an on-site visit to MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II (or its Affiliate) for the purpose of conducting such audit. Lilly may conduct such audits from time to time as reasonably necessary to confirm MeiraGTx TopCo’s, MeiraGTx Parent’s, MeiraGTx Ocular’s, or MeiraGTx UK II’s compliance with such Firewall requirements, no more than [***], or more frequently if Lilly reasonably believes at any time that MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II is not in compliance with such Firewall requirements. Such audits shall be conducted during MeiraGTx TopCo’s, MeiraGTx Parent’s, MeiraGTx Ocular’s, or MeiraGTx UK II’s regular business hours, for a duration only as reasonably necessary to confirm MeiraGTx TopCo’s, MeiraGTx Parent’s, MeiraGTx Ocular’s, or MeiraGTx UK II’s compliance with the applicable Firewall requirements, and shall not unreasonably interfere with or impede MeiraGTx TopCo’s, MeiraGTx Parent’s, MeiraGTx Ocular’s, or MeiraGTx UK II’s business operations. Lilly shall provide MeiraGTx with written notice of such audit at least [***] prior to such requested audit (or such shorter period as may be designated by Lilly if Lilly reasonably believes at any time that MeiraGTx TopCo, MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II is not in compliance with such Firewall requirements). All such audits shall be conducted at [***] cost and expense. [***]. MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II shall ensure that Lilly may exercise its rights with respect to MeiraGTx TopCo with respect to, and MeiraGTx TopCo complies with the terms of, this Section 13.8 (MeiraGTx Change of Control).

13.9.Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

13.10.[***].

13.11.Force Majeure. No Party shall be in breach of this Agreement or otherwise liable to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder during any period in which such delay or failure is caused by a Force Majeure Event. In such event, the affected Party shall notify the other Party of the Force Majeure Event, and use Commercially Reasonable Efforts to overcome and mitigate the impact of such Force Majeure Event and resume performance of its obligations under this Agreement as soon as and to the extent practicable, provided that in no event shall any Party be required to prevent or settle any labor disturbance or dispute. All delivery dates under this Agreement that have been affected by a Force Majeure Event shall be tolled for the duration of such Force Majeure Event. “Force Majeure Event” means an event, act, occurrence, condition or state of facts, in each case outside the reasonable control of a Party, including: (a) acts of God (b) fires, floods, earthquakes or other natural disasters; (c) war (threats), riots, armed conflicts, terrorist attacks or bombings; (d) sanctions, embargo, import and export restrictions, quota or prohibitions and license restrictions; (e) any law or action taken by a government or public authority, including without limitation laws or action related to public safety or public health; (f) any “lockdown”, quarantine or other similar restrictions imposed by any Governmental Authority in connection with any applicable epidemic or pandemic; (g) labor or trade disputes, strikes, industrial action or lookouts; (h) fire, explosions or damages to the necessary facilities; or (i) non-performance by suppliers or subcontractors due to a Force Majeure Event in each case that interfere with the normal business operations of such Party.

13.12.Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections, Appendices, Schedules or Exhibits mean the particular Articles, Sections, Appendices, Schedules or Exhibits to this Agreement and references to this Agreement include all Schedules and Exhibits hereto. In the event of any conflict between the main body of this Agreement and any Schedule or Exhibit hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear, unless the context clearly indicates otherwise; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (j) the phrases “non-refundable” and “non-creditable” shall not prohibit, limit or restrict a Party’s right to obtain damages in connection with a breach of this Agreement; (k) the word “or” means “and/or” unless the context dictates otherwise because the subjects of the conjunction are mutually exclusive; and (l) no Party shall be deemed to be acting on behalf of any other Party.

13.13.Exercise of Rights & Fulfillment of Obligations. Except as expressly set forth in this Agreement, (a) if Lilly (i) has the right to (or otherwise may) or must (or otherwise has the obligation to) provide any notice, report or other communication to MeiraGTx hereunder, then Lilly may provide such notice, report or other communication to any of MeiraGTx Ocular, MeiraGTx UK II or MeiraGTx Parent or (ii) has the right to (or otherwise may) or must (or otherwise has the obligation to) perform any action hereunder with respect to MeiraGTx, then Lilly may fulfill such obligation or exercise such right by performing it solely with respect to any of MeiraGTx Ocular, MeiraGTx UK II or MeiraGTx Parent. Except as expressly set forth in this Agreement, if any consent is required or permitted to be given, or any other action is required or permitted to be performed, by MeiraGTx, then such consent may be given, or action undertaken, by any of MeiraGTx Ocular, MeiraGTx UK II or MeiraGTx Parent, and any such consent or action shall be deemed to have been given or undertaken by each of MeiraGTx Ocular, MeiraGTx UK II or MeiraGTx Parent. Each of MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II hereby acknowledge and agree that any of MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II may give consent or undertake an action for or on behalf of each of MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II for purposes of this Agreement. Except as the context clearly dictates otherwise, MeiraGTx (or, for clarity, any reference to MeiraGTx in the term “Party” or “Parties”) shall be deemed to refer to each of MeiraGTx Parent, MeiraGTx Ocular, or MeiraGTx UK II in their individual capacities.

13.14.Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which is deemed an original, but all of which together constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to all Parties.

13.15.Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

13.16.Further Assurances. Lilly and MeiraGTx hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement and, without limiting the foregoing or Section 3.9 (AIPL1 PRV), to cause Lilly to hold any AIPL1 PRV.

13.17.No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement.

13.18.Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

13.19.Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

13.20.Extension to Affiliates. Except as expressly set forth otherwise in this Agreement, each Party shall have the right to extend the rights and immunities granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and immunities.

For clarity, each Party extending the rights and immunities granted hereunder shall remain primarily liable for any acts or omissions of its Affiliates.

[signature page follows]

In Witness Whereof, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

MeiraGTx Ocular UK Limited

By:	/s/ Richard Giroux
Name:	Richard Giroux
Title:	Director

MeiraGTx UK II Limited

By:	/s/ Richard Giroux
Name:	Richard Giroux
Title:	Director

MeiraGTx Limited

By:	/s/ Richard Giroux
Name:	Richard Giroux
Title:	Director

Eli Lilly and Company

By:	/s/ Andrew Adams
Name:	Andrew Adams
Title:	Group VP – Molecule Discovery

Schedule 1.27

Capsid Technology

[***]

Schedule 1.81

Gene Therapy Product Patents

[***]

Schedule 1.87

[***]

Schedule 1.131

[***]

Schedule 1.182

Promoter Technology

[***]

Exhibit 8.2.3(a)

Existing Patents

[***]

Exhibit 8.2.3(e)

Existing Agreements

[***]

Exhibit 8.2.4

[***]

Exhibit 8.2.8

Government Funding

[***]

Exhibit 13.10

[***]

Exhibit A

[***]

Exhibit B

[***]